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                                                                    EXHIBIT 10.5

                            AGREEMENT FOR INFORMATION

                              TECHNOLOGY SERVICES

                                     BETWEEN

                            COMMUNITY BANK OF NEVADA

                                       AND

                             AURUM TECHNOLOGY INC.

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                  AGREEMENT FOR INFORMATION TECHNOLOGY SERVICES

      THIS AGREEMENT ("Agreement") is between AURUM TECHNOLOGY INC. ("Aurum"), a Delaware corporation with an address at 2701 West Plano Parkway, Suite 600, Piano, Texas 75075, and COMMUNITY BANK OF NEVADA ("Customer"), a state chartered bank with an address at 1400 South Rainbow Blvd., Las Vegas, NV 89102.

      WHEREAS, Customer desires to purchase information technology services from Aurum, and;

      WHEREAS, Aurum is willing to provide such information technology services to Customer all as set forth in this Agreement.

      NOW, THEREFORE, Customer and Aurum hereby agree as follows:

                             ARTICLE I - DEFINITIONS

1.1   Definitions. In this Agreement:

      (a) "Account Record" is an end-customer account (including, without limitation, any open or closed DDA/checking account, savings account, certificate of deposit account, or loan account) that is maintained on the Aurum System during the applicable month.

      (b)   "Additional Services" are the Services described in Section 3.1(d).

      (c)   "Basic Services" are the Services listed in Schedule A.

      (d) "Business Day" is each weekday, Monday through Friday, that is not a holiday of Customer.

      (e)   "Conversion Services" are the Services described in Section 3.1(c).

      (f) "Customer Systems" are the Systems listed in Schedule D to be provided by Customer for use in conjunction with Aurum Systems.

      (g) "Data Center" is the space at one or more locations where Aurum performs Services, excluding Customer locations.

      (h) "Aurum Systems" are all Systems, except for Systems provided by Customer, used by Aurum to provide Services, including without limitation any improvements, modifications, or enhancements made by Aurum to any System and provided to Customer under this Agreement.

      (i) "ECI" is the Employment Cost Index for Total Compensation (not seasonally adjusted), Private Industry Workers, White Collar Occupations Excluding Sales, June 1989 = 100 as published by

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            the Bureau of Labor Statistics of the U.S. Department of Labor. If
            the Bureau of Labor Statistics stops publishing the ECI, the parties will substitute another comparable measure published by a mutually agreeable source. However, if such change is merely to redefine the base period for the ECI from 1989 to some other period, the parties will continue to use the ECI but will, if necessary, convert the two ECI's being compared to the same basis by multiplying one of them by the appropriate conversion factor.

      (j) "Effective Date" is the date that this Agreement is executed by Aurum pursuant to Section 9.10.

      (k) "Equipment" is all telecommunications lines, modems, and other equipment, including without limitation terminals, control units, ports, logical units, and all related data transmission services required by Aurum for Customer to access the Aurum Systems, transmit data to Aurum, and receive reports and other output from Aurum.

      (l)   "Initial Term" is defined in Section 2.1.

      (m) "Operational Date" is the later of (i) the Effective Date, or (ii) the first day of the calendar month in which any Conversion Services are completed and Customer has the capability to input transactions or data for processing by Aurum.

      (n)   "Optional Services" are the Services listed in Schedule B.

      (o) "PC Software" means, if applicable, the PC-based software applications to be utilized by Customer in connection with the Services, as such software applications are described in Schedule A.

      (p)   "Renewal Terms" is defined in Section 2.1.

      (q) "Service" or "Services" are all of the services to be provided by Aurum under this Agreement, which include the Basic Services, Optional Services, Conversion Services, and Additional Services.

      (r) "System" or "Systems" are (i) computer programs, including without limitation software, firmware, application programs, operating systems, files, and utilities; (ii) supporting documentation for such computer programs, including without limitation input and output formats, program listings, narrative descriptions, operating instructions and procedures, user and training documentation, special forms, and source code; and (iii) the tangible media upon which such programs are recorded, including without limitation chips, tapes, disks, and diskettes.

      Other terms are defined elsewhere in this Agreement.

                               ARTICLE II - TERM

2.1 Term. This Agreement will begin on the Effective Date and, unless terminated earlier under Section 7.2, 7.3, 7.4, or 9.5, will continue for a period of five years from the Operational Date (the "Initial

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      Term"). Thereafter, this Agreement will automatically renew for successive terms of five years each (the "Renewal Terms") unless either party gives the other party written notice at least six months prior to the expiration date of the Initial Term or the Renewal Term then in effect that the Agreement will not be renewed beyond such term.

                      ARTICLE III - AURUM RESPONSIBILITIES

3.1 Services Provided. Aurum or its subcontractors will provide Customer with the following Services:

      (a)   Basic Services. Customer's requirements for Basic Services.

      (b) Optional Services. The Optional Services that Customer requests and Aurum agrees to provide.

      (c) Conversion Services. On a mutually agreeable schedule Aurum will provide those services and instructions ("Conversion Services") reasonably required for Customer to convert to and use the Aurum Systems. Customer will cooperate in the conversion effort and timely provide whatever information, data, clerical and office support, management decisions, approvals, and signoffs that Aurum reasonably requires. According to a plan to be developed by Customer and Aurum, Aurum will train a mutually designated group of Customer's personnel in the proper use of the Aurum Systems to enable such personnel to train Customer's user personnel in the use of the Aurum Systems. Customer will cooperate with Aurum in scheduling training in conjunction with Customer's conversion to the Aurum Systems.

      (d) Additional Services. If Customer requests Aurum to perform any Service which is not a Basic Service, an Optional Service, or a Conversion Service, then Aurum may provide such service as an "Additional Service".

3.2   General Terms Relating to Services. Aurum will:

      (a) Beginning on the Operational Date, operate the Aurum Systems at the Data Center, and accept data and other input from Customer. Aurum will make daily, monthly, and other reports and output, including specially requested reports, available to Customer at the Data Center for delivery or transmit them to Customer, subject to Customer's timely delivery or transmission of data and other input to the Data Center for processing. Aurum will provide the Services in accordance with the schedule provided to Customer by Aurum upon commencement of the Services, which may be updated by Aurum from time to time. Aurum will not be responsible for the loss of any input or output during transit.

      (b) Provide all Equipment at Customer's expense, including related shipping, installation, and maintenance charges, and advise Customer on the compatibility of its Equipment with the Aurum Systems. Customer may elect, with Aurum's approval, to provide such Equipment at Customer's expense, subject to charges for Additional Services required for Aurum Systems access or configuration.

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      (c)   Provide for Customer's use one copy of Aurum's standard user documentation and one copy of any revisions describing the preparation of input for and use of output from the Aurum Systems. Such documentation will address the reports provided under this Agreement. Upon Customer's request, Aurum will provide additional copies of such documentation at Aurum's then standard charges.

      (d) Correct any errors in customer files that result in errors in reports or other output where such errors (i) are due solely to either malfunctions of Aurum's equipment or the Aurum Systems or errors of Aurum's operators, programmers, or other personnel, and
            (ii) are called to Aurum's attention within the time frames specified in Section 4.3. Aurum will, to the extent reasonably practicable, correct any other errors as an Additional Service.

      (e)   Provide standard Aurum forms for use at the Data Center.

      (f) Establish, modify, or substitute from time to time any Equipment, processing priorities, programs, or procedures used in the operation of the Aurum Systems or the provision of the Services that Aurum reasonably deems necessary, and notify Customer of any such changes that will affect Customer's operations.

3.3 Audits. Aurum will provide auditors and inspectors that Customer designates in writing with reasonable access to the Data Center for the limited purpose of performing audits or inspections of Customer's business. Aurum will provide to such auditors and inspectors reasonable assistance, and Customer will compensate Aurum for any Additional Services provided in connection with the audit or inspection. Aurum will not be required to provide access to data of other Aurum customers.

3.4 Regulatory Compliance. Aurum will endeavor to maintain the Aurum Systems so that they will not be disapproved by any federal or state regulatory authority with jurisdiction over Customer's business. If Customer believes that any modifications to the Aurum Systems are required under any laws, rules, or regulations, Customer will promptly so inform Aurum. Aurum will perform any modifications to the Aurum Systems or recommend changes to operating procedures of Customer that Aurum determines are necessary or desirable; provided, that if any such changes or modifications result in a significant increase in Aurum's cost of providing Services, Aurum will be entitled to increase the charges under this Agreement by an amount that reflects a pro rata allocation of Aurum's increased cost among the applicable Aurum customers. New or enhanced Aurum System features, functions, reports, or other Services that may result from such modifications or recommendations may be provided as an Additional Service. Notwithstanding the foregoing, Customer acknowledges that the Aurum Systems may, from time to time, consist in part of System(s) licensed by Aurum from third-party vendor(s) and, therefore, Aurum shall have no duty or responsibility to modify any such third-party System under this Section, except to the extent that the vendor thereof has such a duty or responsibility to modify such System pursuant to the applicable license agreement between Aurum and such vendor.

3.5 Financial Statements and EDP Audit. Upon request, Aurum will provide at no charge one copy of Aurum's most recent audited financial statements to Customer. Upon request, Aurum will also provide to Customer one copy of Aurum's most recent independent Data Center EDP audit at Aurum's then standard charge for such copy.

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3.6   PC Software. Aurum will either (i) license to Customer or (ii) arrange with the appropriate third party vendor for a direct license, or a sublicense through Aurum, to Customer of the PC Software. Customer will execute any such license or sublicense that may be required by such vendor and will be responsible for compliance with all terms and conditions thereof. Such license or sublicense will provide for Customer to have the use of the PC Software at all times during the term of this Agreement.

                     ARTICLE IV - CUSTOMER RESPONSIBILITIES

4.1 Maintenance of Equipment. Customer will maintain all Equipment owned or leased by Customer in good working order in accordance with manufacturer's specifications.

4.2 Provision of Customized Forms. Unless otherwise agreed in writing, Customer will provide or pay for all customized forms required by Customer. These forms will conform to Aurum's reasonable specifications. Customer will also provide all forms produced or printed at Customer's premises and required for the performance of Services, or will pay mutually agreed charges to Aurum for such forms if provided by Aurum at Customer's request.

4.3 Correction of Reports and Output. Customer will balance reports to verify master file information and will inspect and review all reports and other output (whether printed, microfiched or electronically transmitted) created from data provided by Customer to Aurum. Customer will reject all incorrect reports or output (i) within two Business Days after receipt of daily reports or output, (ii) within five Business Days after receipt of annual, quarterly, or monthly reports or output, and (iii) within three Business Days after receipt of all other reports or output.

4.4 Provision of Data. Customer will be responsible for the quality and accuracy of all data and other input provided to Aurum. Aurum may, at its option, return to Customer for correction before processing any data submitted by Customer which is incorrect, illegible, or not in proper form. If Customer does not provide its data to Aurum in accordance with Aurum's specified format and schedule, Aurum will use reasonable efforts to reschedule and process the data as promptly as possible. Related expenses incurred by Aurum will be charged to Customer.

4.5 Use of System, Procedures, etc. Customer will comply with all operating instructions for the Aurum Systems which are issued by Aurum from time to time. Except as otherwise provided in this Agreement, Customer will be responsible for the supervision, management, and control of its use of the Aurum Systems, including without limitation (i) implementing sufficient procedures to satisfy its requirements for the security and accuracy of the data and other input Customer provides, (ii) implementing reasonable procedures to verify reports and other output from Aurum within the time frames specified in Section 4.3, and (iii) specifying the methods of accrual calculation to be used by Aurum in providing the Services from the options available in the Aurum Systems.

4.6 Customer Systems. Customer will provide, at Customer's expense, the Customer Systems. Customer will be responsible for any license or maintenance fees related to providing the Customer Systems for use by Aurum in connection with the Services. Customer will, at Customer's expense, ensure that the

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      Customer Systems are at all times compatible with the Aurum Systems and
      Aurum will have no liability hereunder for any delay or failure to perform Services which arises as a result of the failure of Customer to maintain any Customer System so that it is compatible with the Aurum Systems.

4.7   PC Software.

      (a) Notwithstanding Section 3.2(b), Customer will, at Customer's expense, provide and be responsible for all Equipment required for Customer to use the PC Software ("PC Software Equipment").

      (b) Without Aurum's prior written consent, Customer will not (i) install any System other than the PC Software on the applicable PC Software Equipment; (ii) sell, assign, lease, transfer, or disclose to any third party the PC Software, (iii) use the PC Software for the commercial benefit of any third party; (iv) copy or reproduce the PC Software; or (v) reverse assemble, reverse compile, or otherwise recreate the PC Software. Customer may transfer its use of the PC Software to a backup or replacement system to the PC Software Equipment on a temporary or permanent basis provided Customer gives prior written notice to Aurum and discontinues use of the PC Software on the applicable PC Software Equipment.

                         ARTICLE V - PAYMENTS TO AURUM

5.1   Service Charges. Customer will pay Aurum for the Services as follows:

      (a) For Basic Services, the monthly charges listed in Section 1 of Schedule C.

      (b)   For Conversion Services, the applicable conversion charge listed in
            Section 3 of Schedule C.

      (c) For Optional Services, the monthly charges listed in Section 2 of Schedule C.

      (d) For Additional Services, Aurum's then standard charges for such Services, or, if Aurum then has no standard charges for such Services, upon whatever other basis that the parties agree.

5.2 Additional Charges. Customer will also pay Aurum the following, if applicable:

      (a) All costs incurred by Aurum (i) in mailing reports or other output to Customer, its customers, or third parties, and (ii) in transporting, shipping, or delivering reports, output, or input between the Data Center and Customer's locations.

      (b) All actual, out-of-pocket costs and expenses, including, without limitation, travel and travel-related expenses, which are incurred by Aurum in providing Services when incurred at Customer's request.

      (c)   Any other charges expressly provided in this Agreement.

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      (d)   All taxes, however designated or levied, based upon any charges under this Agreement, or upon this Agreement or the Systems, Services, or materials provided hereunder, or their use, including without limitation state and local privilege or excise taxes based on gross revenue, sales and use taxes, and any taxes or amounts in lieu thereof paid or payable by Aurum in respect of the foregoing, exclusive, however, of franchise taxes and taxes based on the net income of Aurum.

5.3 Time of Payment. All charges under this Agreement will be due and payable within ten days of invoice date. Any charges not paid within thirty days of invoice date will bear interest until paid at a rate equal to the lesser of 1.5% per month or the maximum interest rate allowed by applicable law. Customer authorizes Aurum to collect charges for Services through applicable clearing house procedures.

5.4 Annual Adjustment to Charges. No more than once in any twelve month period, Aurum may, at its option and by giving Customer written notice, increase the charges for Services by a percentage not to exceed the percentage by which the ECI as of that time is higher than the ECI as of
      (i) for the first adjustment, the earlier of the Effective Date or the date of the last adjustment previously made pursuant to any immediately prior agreement, if any, under which Aurum provided the same or similar Services to Customer, and (ii) thereafter, the previous time that Aurum adjusted its charges to Customer pursuant to this Section. These increased charges will remain in effect until Aurum adjusts them again pursuant to this Section.

                         ARTICLE VI - SYSTEMS, DATA, AND
                                 CONFIDENTIALITY

6.1 Aurum Systems. All Aurum Systems are and will remain the exclusive property of Aurum or licensors of such Aurum Systems, as applicable, and, except as expressly provided in this Agreement, Customer shall have no ownership interest or other rights in any Aurum System. Customer acknowledges that the Aurum Systems include Aurum proprietary information and agrees to keep the Aurum Systems confidential at all times. Upon the expiration or termination of this Agreement, Customer will return all copies of all items relating to the Aurum Systems which are in the possession of Customer and certify to Aurum in writing that Customer has retained no material relating to the Aurum Systems.

6.2 Customer's Information. Information relating to Customer or its customers contained in Customer's data files is the exclusive property of Customer and Aurum will only be the custodian of that information. Aurum agrees to hold in confidence all proprietary information of Customer and its customers provided to Aurum in accordance with Section 6.3. However, upon the request of any appropriate federal or state regulatory authority with jurisdiction over Customer's business and after Aurum has, when reasonably possible, notified Customer of such request, Aurum will allow such authority access to all records and other information of Customer and its customers in the possession of Aurum and provide as an Additional Service any related assistance that is required. Promptly after the termination or expiration of this Agreement and the payment to Aurum of all sums due and owing, including without limitation any amounts due under Sections 7.6 or 7.7, Aurum will, at Customer's

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      request and expense, return to Customer all of Customer's information, data, and files in Aurum's then standard machine-readable format and media.

6.3 Confidentiality. Except as otherwise provided in this Agreement, Aurum and Customer each agree that all information communicated to one by the other or the other's affiliates, whether before or after the Effective Date, will be received in strict confidence, will be used only for purposes of this Agreement, and except for the requirements of Section 6.2 will not be disclosed by the recipient party, its agents, subcontractors, or employees without the prior written consent of the other party. Each party agrees to take all reasonable precautions to prevent the disclosure to outside parties of such information, including, without limitation, the terms of this Agreement, except as required by legal, accounting, or regulatory requirements beyond the reasonable control of the recipient party. If Customer is required to disclose any proprietary information of Aurum in accordance with any such legal, accounting, or regulatory requirements, then Customer will promptly notify Aurum of such requirement and will cooperate with Aurum (at Aurum's expense) in Aurum's efforts, if any, to avoid or limit such disclosure (including, without limitation, obtaining an injunction or an appropriate redaction of the proprietary information in question). The provisions of this Section will survive the expiration or termination of this Agreement for any reason.

6.4 Safeguarding Data Integrity. Aurum will maintain internal computer data integrity safeguards (such as access codes and passwords) to protect against the accidental or unauthorized deletion or alteration of Customer's data in the possession of Aurum. Aurum will provide additional internal computer data integrity safeguards that Customer reasonably requests as an Additional Service. Aurum will also employ and maintain controlled access systems in the Data Center.

6.5 Contingency Planning. The parties' will perform the following regarding contingency planning:

      (a) Aurum will develop, maintain and, as necessary in the event of a disaster, execute a disaster recovery plan (the "Aurum Plan") for the Data Center and will provide to Customer and its auditors and inspectors such access to the Aurum Plan as Customer may reasonably request from time to time. Aurum will not be required to provide access to information of other Aurum customers.

      (b) Customer will develop, maintain and, as necessary in the event of a disaster, execute a business resumption plan (the "Customer Plan") for all Customer locations and the telecommunications links between the Customer locations and the Data Center and will provide to Aurum such access to the Customer Plan as Aurum may reasonably request from time to time.

      (c) Aurum will provide to Customer such information as may be reasonably required for Customer to assure that the Customer Plan is compatible with the Aurum Plan.

      (d) Each party will be responsible for the training of its own personnel as required in connection with all applicable contingency planning activities.

      (e) Each party's contingency planning activities will comply, as appropriate, with such of the following regulatory policies as may be applicable to Customer's business, as the same may be amended or replaced from time to time: (i) Federal Deposit Insurance Corporation Bank Letter

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            BL-22-89 dated July 14, 1989; (ii) Federal Reserve System
            Supervision and Regulation Number SR-89-16 dated August 1, 1989; and
            (iii) Office of the Comptroller of the Currency Banking Circular Number BC177 dated July 12, 1989. If compliance with any amendments or replacements of the policies listed above would significantly increase Aurum's cost of providing Services, Aurum will be entitled to increase the charges under this Agreement by an amount that reflects a pro rata allocation of Aurum's increased cost among the applicable Aurum customers.

                         ARTICLE VII - TERMINATION AND
                                 RELATED MATTERS

7.1 Arbitration. Any dispute, controversy, or claim arising out of, connected with, or relating to this Agreement, or the breach, termination, validity, or enforceability of any provision of this Agreement, will be resolved by final and binding arbitration by a panel of three arbitrators in accordance with and subject to the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then in effect. Following notice of a party's election to require arbitration, each party will within thirty days select one arbitrator, and those two arbitrators will within thirty days thereafter select a third arbitrator. If the two arbitrators are unable to agree on a third arbitrator within thirty days, the AAA will within thirty days thereafter select such third arbitrator. Discovery as permitted by the Federal Rules of Civil Procedure then in effect will be allowed in connection with arbitration to the extent consistent with the purpose of the arbitration and as allowed by the arbitrators. Judgment upon the award rendered in any arbitration may be entered in any court of competent jurisdiction, or application may be made to such court for a judicial acceptance of the award and an enforcement, as the law of the state having jurisdiction may require or allow. During any arbitration proceedings, Aurum will continue to provide Services, and Customer will continue to make payments to Aurum in accordance with this Agreement. The fact that arbitration is or may be allowed will not impair the exercise of any termination rights under this Agreement.

7.2 Termination Due to Acquisition. If fifty percent or more of the stock or assets of Customer are acquired by another person or entity, whether by merger, reorganization, sale, transfer, or other similar transaction, then Aurum and Customer will negotiate in good faith the terms and conditions upon which this Agreement may be modified to accommodate such transaction. If the parties are unable to agree upon such modification, either party upon written notice to the other may terminate this Agreement upon the consummation of such acquisition or on a mutually agreeable date thereafter.

7.3 Termination for Non-Payment. If Customer defaults in the payment of any charges or other amounts due under this Agreement and fails to cure such default within ten days after receiving written notice specifying such default, then Aurum may, by giving Customer at least thirty days prior written notice thereof, terminate this Agreement as of a date specified in such notice.

7.4 Termination for Cause. If either party materially defaults in its performance under this Agreement, except for non-payment of amounts due to Aurum, and fails to either substantially cure such default within ninety days after receiving written notice specifying the default or, for those defaults which cannot reasonably be cured within ninety days, promptly commence curing such default and thereafter proceed with all due diligence to substantially cure the default, then the party not in default may, by

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      giving the defaulting party at least thirty days prior written notice thereof, terminate this Agreement as of a date specified in such notice.

7.5 Termination for Insolvency. If either party becomes or is declared insolvent or bankrupt, is the subject of any proceedings relating to its liquidation or insolvency or for the appointment of a receiver, conservator, or similar officer, or makes an assignment for the benefit of all or substantially all of its creditors or enters into any agreement for the composition, extension, or readjustment of all or substantially all of its obligations, then the other party may, by giving prior written notice thereof to the non-terminating party, terminate this Agreement as of a date specified in such notice.

7.6 Payment Upon Termination. The parties acknowledge that upon termination of this Agreement for any reason, including under Section 7.2, 7.3, 7.4, or
      7.5 (but excluding by election by either party not to renew pursuant to Section 2.1 or termination by Customer pursuant to Section 7.4 or 9.5), Aurum will incur damages resulting from such termination that will be difficult or impossible to ascertain. Therefore, prior to such termination and in addition to all other amounts then due and owing to Aurum, Customer will pay to Aurum as reasonable liquidated damages an amount equal to the sum of subsections (a) and (b):

      (a) All costs reasonably incurred by Aurum in connection with such termination, including without limitation telecommunication line disengagement expenses and costs of terminating leases on or shipping or storing any Equipment provided to Customer by or through Aurum under this Agreement, plus a twenty-five percent management fee on such costs, plus Aurum's charges for any Additional Services reasonably requested by Customer for deconversion assistance and Aurum's then standard charges for the resources utilized to prepare any test or conversion tapes (together, the "Termination Costs"). Aurum may, at its option, invoice Customer for the lesser of (i) Aurum's good faith estimate of the Termination Costs, or (ii) the aggregate of the charges payable to Aurum pursuant to Article V for the two calendar months preceding the month in which notice of termination is given. If the actual Termination Costs are greater or less than the amount of Aurum's invoice that is paid by Customer under the immediately preceding sentence, then Customer will pay Aurum, or Aurum will refund to Customer, as the case may be, the difference between the actual Termination Costs and the amount paid.

      (b) Fifty percent of the total compensation which would have been paid or reimbursed to Aurum under this Agreement during the remainder of its term. The amount of total compensation will be computed by multiplying the total number of months remaining in the Initial Term or the Renewal Term then in effect from the effective date of the termination by the average monthly charge to Customer for Services under this Agreement during the twelve calendar months immediately preceding the calendar month in which notice of termination was given, and multiplying that number by fifty percent. This is expressed mathematically as follows:

            (Number of months remaining in term) x (average monthly charge for Services during the twelve months preceding notice of termination) x 0.50

            If this Agreement has been in effect less than twelve calendar months prior to the giving of the notice of termination, then the parties will compute the amount due under this subsection (b) using the average monthly charge for Services made during such lesser number of calendar

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            months. If termination of this Agreement occurs prior to the
            Operational Date, then the parties will compute the amount due under this subsection (b) assuming that the Operational Date had occurred when scheduled by Aurum and using the average monthly charges reasonably estimated to be paid by Customer.

      All amounts payable under this Section 7.6 will be invoiced and paid prior to the effective date of such termination and prior to the release of any test tapes or other data of Customer.

7.7 Payment Upon Nonrenewal. If Customer gives or receives notice not to renew this Agreement pursuant to Section 2.1, or Customer terminates this Agreement under Section 9.5, Customer will pay to Aurum an amount equal to all amounts then due and payable to Aurum, plus (a) Aurum's charges for any Additional Services reasonably requested by Customer for deconversion assistance, (b) Aurum's then standard charges for the resources utilized to prepare any test or conversion tapes, and (c) all other costs reasonably incurred by Aurum in connection with such election not to renew or termination that are described in Section 7.6(a) and that relate to obligations that Customer approved, which extend beyond the then current term of this Agreement or earlier termination date under Section 9.5. All amounts payable under this Section 7.7 will be invoiced and paid prior to the expiration date and prior to the release of any test tapes or other data of Customer.

                     ARTICLE VIII - LIABILITY AND INDEMNITY

8.1 Limitation of Liability. Section 3.2(d) sets forth Customer's exclusive remedies for errors in reports or other output provided by Aurum under this Agreement. If Aurum becomes liable to the Customer under this Agreement for any other reason, whether arising by negligence, willful misconduct or otherwise, then (a) the damages recoverable against Aurum for all events, acts, delays, or omissions will not exceed in the aggregate the compensation payable to Aurum pursuant to Section 5.1 of this Agreement for the lesser of the months that have elapsed since the Operational Date or the three months ending with the latest month in which occurred the events, acts, delays, or omissions for which damages are claimed, and (b) the measure of damages will not include any amounts for indirect, consequential, or punitive damages of any party, including third parties, or damages which could have been avoided had the output provided by Aurum been verified before use. Customer may not assert any cause of action against Aurum of which the Customer knew or should have known more than two years prior to such assertion. In connection with the conduct of any litigation with third parties relating to any liability of Aurum to Customer or to such third parties, Aurum will have all rights which are appropriate to its potential responsibilities or liabilities. Aurum will have the right to participate in all such litigation and to settle or compromise its liability to third parties.

8.2 Warranty. Aurum will provide the Services in a professional and workmanlike manner. EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 8.2, AURUM DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, IN FACT OR BY OPERATION OF LAW OR OTHERWISE, CONTAINED IN OR DERIVED FROM THIS AGREEMENT, ANY OF THE SCHEDULES ATTACHED HERETO, ANY OTHER DOCUMENTS REFERENCED HEREIN, OR IN ANY OTHER MATERIALS, PRESENTATIONS OR OTHER DOCUMENTS OR COMMUNICATIONS WHETHER ORAL OR WRITTEN, INCLUDING

      WITHOUT LIMITATION IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8.3 Force Majeure. Each party will be excused from performance under this Agreement, except for any payment obligations, for any period and to the extent that it is prevented from performing, in whole or in part, as a result of delays caused by the other party or any act of God, war, civil disturbance, court order, labor dispute, third party nonperformance, or other cause beyond its reasonable control, including failures, fluctuations or nonavailability of electrical power, heat, light, air conditioning, or telecommunications equipment. Such nonperformance will not be a default or a ground for termination as long as reasonable means are taken to expeditiously remedy the problem causing such nonperformance.

8.4 Cross Indemnity. Aurum and Customer each will indemnify, defend, and hold harmless the other from any and all claims, actions, damages, liabilities, costs, and expenses, including without limitation reasonable attorney's fees and expenses, arising out of (a) the death or bodily injury of any agent, employee, customer, or business invitee of the indemnitor, and (b) the damage, loss, or destruction of any property of the indemnitor.

8.5 Reliance on Instructions. Aurum is entitled to rely upon and act in accordance with any instructions, guidelines or information provided to Aurum by Customer, which are given by persons having actual or apparent authority to provide such instructions, guidelines, or information, and will incur no liability in doing so. Customer will indemnify, defend, and hold harmless Aurum from any and all claims, actions, damages, liabilities, costs, and expenses, including without limitation reasonable attorneys' fees and expenses, arising out of or resulting from Aurum acting in accordance with this Agreement.

                           ARTICLE IX - MISCELLANEOUS

9.1 Binding Nature and Assignment. This Agreement will be binding on the parties and their respective successors and assigns. Neither party may assign this Agreement unless it obtains the prior written consent of the other party (except that Aurum will have the right to perform the Services itself and through various of its indirect, wholly-owned, United States-based subsidiaries and to subcontract to unaffiliated third parties portions of the Services, so long as Aurum remains responsible for the obligations performed by any of its subsidiaries and subcontractors to the same extent as if such obligations were performed by Aurum employees), which consent will not be unreasonably withheld. The following transactions relating to either party will not require approval of the other party under this Section: any merger (including without limitation a reincorporation merger), consolidation, reorganization, stock exchange, sale of stock or substantially all of the assets, or other similar or related transaction in which such party is the surviving entity or, if such party is not the surviving entity, the surviving entity continues to conduct the business conducted by such party prior to consummation of the transaction.

9.2 Hiring of Employees. During the term of this Agreement and for a period of twelve months thereafter, neither party will, without the prior written consent of the other, offer employment to or employ any person employed then or within the preceding twelve months by the other party, if the person was involved in providing or receiving Services.

9.3   Notices. Any notice under this Agreement will be deemed to be given when
      (i) delivered by hand or when mailed by registered United States mail, return receipt requested, and (ii) addressed to the recipient party at its address set forth in the first paragraph of this Agreement and to the attention of its President, in the case of Customer, or to the attention of President of Premier Group, in the case of Aurum. Either party may from time to time change its address for notification purposes, by giving the other prior written notice of the new address and the date upon which it will become effective.

9.4 Relationship of Parties. Aurum, in providing Services, is acting as an independent contractor and does not undertake by this Agreement or otherwise to perform any regulatory or contractual obligation of the Customer. Aurum has the sole right and obligation to supervise, manage, contract, direct, procure, perform, or cause to be performed all work to be performed by Aurum under this Agreement.

9.5 Modification. Aurum may from time to time modify any of the provisions of this Agreement to be effective at any time on or after the expiration of the Initial Term by giving Customer at least six months prior written notice describing the modification and the date upon which it will be effective (the "Modification Date"). If Aurum gives Customer notice of a modification pursuant to this Section, Customer may, by giving Aurum written notice at least three months prior to the Modification Date, terminate this Agreement as of such Modification Date or at a specified later date. Unless Customer provides such notice, the modification will be effective for any period after the Modification Date.

9.6 Waiver. A waiver by either of the parties of any of the covenants, conditions, or agreements to be performed by the other or any breach thereof will not be construed to be a waiver of any succeeding breach or of any other covenant, condition, or agreement contained in this Agreement.

9.7 Media Releases. All media releases, public announcements, and public disclosures by Customer or Customer's employees or agents relating to this Agreement or the subject matter of this Agreement, including without limitation promotional or marketing material, but excluding any announcement intended solely for internal distribution by Customer or any disclosure required by legal, accounting, or regulatory requirements beyond the reasonable control of Customer, will be coordinated with and approved by Aurum prior to release.

9.8 Entire Agreement. This Agreement and all attached Schedules constitute the entire agreement between Aurum and Customer with respect to the subject matter of this Agreement. There are no understandings or agreements relative to this Agreement which are not fully expressed herein and no change, waiver, or discharge of this Agreement will be valid unless in writing and executed by the party against whom such change, waiver, or discharge is sought to be enforced. This Agreement may be amended only by an amendment in writing, signed by the parties.

9.9 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Texas.

9.10 Execution of Agreement. Three original copies of this Agreement will be executed and submitted to Aurum by Customer. This Agreement will become effective when Aurum executes this Agreement. Aurum will return one of the executed copies to Customer. By executing this Agreement, Customer represents and warrants that (a) this Agreement has been duly authorized;
      (b) such execution does not, and will not, cause a breach by Customer of any other contract, agreement, or understanding to which Customer is a party; and (c) this Agreement constitutes a valid, fully enforceable, and legally binding obligation of Customer. Customer will maintain this Agreement as an official record of Customer continuously from the time of its execution.

            IN WITNESS WHEREOF, Customer and Aurum have caused this Agreement to be signed and delivered by its duly authorized representative.

COMMUNITY BANK OF NEVADA                      AURUM TECHNOLOGY INC.

By: /s/ Cathy Robinson                        By: /s/ Brian Van Dyk
    -------------------------------               -----------------------------
Printed                                       Printed
Name: Cathy Robinson                          Name: Brian Van Dyk
Title: Executive Vice President               Title: President, Premier Division
Date: 11/9/01                                 Date: 11/15/2001

                                   SCHEDULE A
                                 BASIC SERVICES

I.    Data Processing Services

      Effective on the Operational Date (as determined in accordance with the Agreement), Aurum shall provide the following Basic Services for Customer in a service bureau environment:

      (a)   Base System

            Effective on the Operational Date, the following host-based application processing modules (the "Base System") will be on-line and available for Customer access from Customer's terminals as set forth in this Section I. (a) and Section II. 2 of this Schedule A.

                                                     Product    Product
Product Name                                         Vendor       Code     Number
------------                                         -------    -------    -------
Central Information File                              ITI         CIS      101-000
Demand Deposit Accounting System                      ITI         DDA      102-000
Savings Accounting System                             ITI         SAV      103-000
Certificate of Deposit Accounting System              ITI         COD      104-000
Loan Accounting System                                ITI         LAS      105-000
General Ledger Accounting System                      ITI         FMS      151-000
Item Entry System                                     ITI         IES      106-000
Express Exception Item System                         ITI         EIM      102-103
ATM File Transfer Module                              ITI         AFT      220-000
Data Communications File Transfer Module              ITI         DFT      221-000
Online Teller Terminal Module                         ITI         TTM      107-000
TTM Interface to EZ Teller                            ITI         TTMZ     107-136
Paperless Item Module (ACH)                           ITI         PIM      380-000
Platform Transfer Module                              ITI         PTM      101-100
PTM Interactive Deposit Interface - Harland*          ITI         PMCD     101-105
PTM Batch Loan Interface - Rembrandt*                 ITI         PMCB     101-101
Fixed Assets System                                   ITI         FAS      400-000
Accounts Payable System                               ITI         APS      702-000
Automated Credit Reporting Module                     ITI         CRM      105-101
Retirement Account Reporting System                   ITI         RRM      103-101
Check Reconciliation System                           ITI         CRS      350-000
TeleBanc - Telephone Banking Module                   ITI         TBM      370-000
Bulk Filing Module                                    ITI         BFM      108-101
Security Control Module                               ITI         SCM      500-104
Signature Management Module                           ITI         SSM      107-116
Delinquent Child Support Module - All Accounts        ITI         DCSA     101-5xx
Federal Call Reporting Module                         ITI         FCR      391-001
Holding Company Module                                ITI         HCM      151-101
Stockholder Accounting Module                         ITI         SHS      310-000
Asset Liability Management System                     ITI         ALM      152-101
Premier II Graphical User Interface                   ITI
Output Management System                              Aurum

*See Schedule D for full description

      (b)   On-Line Host Availability

            On-line Systems will be available for use from 7:00 a.m. until 6:30 p.m. (Pacific Time), each Monday through Friday that is a Business Day. The Aurum System will be updated each Business Day.

      (c)   Extended Host Availability

            The Aurum System will also be available for use from 9:00 a.m. until 2:00 p.m. (Pacific Time) each Saturday that is not a holiday. The Aurum System will not be updated on non-Business Days. Aurum may, with not less than two weeks prior written notice to Customer, conduct System maintenance, hardware

                                   SCHEDULE A
                                 BASIC SERVICES

            and/or software upgrades, and/or other System functions that may require that the Aurum System not be available to Customer during the period of Extended Host Availability.

      (d)   Holiday Schedule

            Aurum's Data Center will observe all Federal Reserve Bank holidays:
            New Year's Day, President's Day, Martin Luther King Jr. Birthday, Memorial Day, Independence Day, Labor Day, Veteran's Day, Thanksgiving Day, and Christmas Day as holidays. On-line service and System updates will not be available to Customer on those days, except as mutually agreed upon in advance and for a fee to be agreed upon in advance.

      (e)   Reports and Report Distribution

            Daily on-line reports available via OMS downloads at 8:00 a.m. (Pacific Time) on Business Days. Monthly and Quarterly on-line reports available via OMS downloads on the first business day following the first weekend after the end of the month.

            Annual on-line reports available via OMS downloads will be provided in the Aurum end of year package.

      (f)   Customer Service Telephone Support

            Monday - Friday Business Days     7:00a.m. - 5:00p.m.(Pacific Time)

      (g)   Relationship Manager Support

            An Aurum Relationship Manager will be available on-site at Customer's location upon Customer initiated request for scheduled meetings at a frequency of once every month. Additional Relationship Manager visits other than once every month may be provided as an Additional Service. All travel and out of pocket costs are to be rebilled and where applicable, will be equally divided on a pro-rata basis between the other Las Vegas based financial institutions visited on that respective trip.

      (h)   Third Party Review

            One copy per year at no charge

      (i)   Forms Printing

            Audit Confirmations
            Year-end Notices

      (j)   Data Communications Support

            Monitor data communication line between Customer and Aurum

      (k)   Data Transmission

            Magnetic Tapes - receipt and origination
            Transmissions - receipt and origination

      (l)   PC Software

            Product Name                                  Vendor
            ------------                                  ------
            PC-based portion of Output Management         Aurum
            System (OMS)

      (m)   SMART Reports/Downloads

            Basic Services include 20 SMART reports/downloads a month. One SMART report/download is defined as an individual ad-hoc report or download that is defined on-line by Customer on the Aurum System from Customer's terminal. Said report/download will be processed during the nightly update, or following the nightly update, and be distributed to Customer with Customer's other reports or downloads. Each time said report/download is created for Customer's use shall constitute one (1) such report.

                                   SCHEDULE A
                                 BASIC SERVICES

II.   Item Processing Services

      All Item Processing Services shall be performed pursuant to Customer's reasonable specifications, subject to the capabilities of Aurum's hardware and software utilized to deliver said Item Processing Services.

      1.    Definitions

      The following definitions apply to the Basic Services described in this Schedule A and are provided as a supplement to definitions included in the
      Agreement:

            (a) "Account" or "Account Record" is an end-customer account (including, without limitation, any open or closed DDA/checking account, savings account, certificate of deposit account, or loan account) that is maintained on the Aurum System during the applicable month.

            (b) "Change Disposition" shall mean changes to instructions regarding disposition of any Item by Customer after the 14:00 Return Item deadline and prior to 16:00 on any Business Day. Aurum will pay or return said Item in accordance with Customer's instructions.

            (c) "Crippled Statement" shall mean an end-customer statement whose number of Items to be enclosed is greater than or less than the enclosure count for that statement.

            (d) "Customer's Data Processing Services Provider" is the customer itself or vendor appointed by Customer to perform Customer's core data processing services.

            (e) "Exception Item" shall mean an Item, the automated processing of which is interrupted because of a condition defined by Customer, such definitions which may be changed from time to time.

            (f) "Exception Item File" shall mean the file of Exception Items that Customer's Data Processing Services Provider or Customer's end customer creates and transmits to Aurum.

            (g) "Full Field Encoding Item" shall mean any Item that requires a field or fields to be MICR encoded other than the amount field.

            (h) "Inclearing Item" shall mean a Customer Item that Aurum receives from the Federal Reserve Bank or other financial institution with an incoming cash letter for the purpose of performing Item Processing Services.

            (i) "Item Image" is a digitized black and white image of the front and back of each Item.

            (j) "Item Posting File" shall mean a file that Aurum creates from captured Items for transmission to Customer's Data Processing Services Provider.

            (k) "Item Processing Services" are the Services described in Schedule A and are also referred to herein as "Basic Services".

            (l) "MICR" is the magnetic ink character recognition information that is encoded on Items for processing.

            (m) "MICR Rejects" shall mean Items captured during prime pass that are rejected due to the inability to properly interpret the MICR encoding. The inability to interpret the MICR encoding may be caused by a variety of reasons, including but not limited to: (a) poor MICR encoding; (b) missing MICR encoding; (c) physical document damage. Aurum will electronically repair the MICR Rejects.

                                   SCHEDULE A
                                 BASIC SERVICES

            (n) "On-Us Item" shall mean an Item that is drawn on the Customer or Customer's end-customer.

            (o) "Original Item Retrieval" shall mean occasionally removing Items from the check vault upon Customer's request.

            (p) "Over-the-Counter" shall mean Items submitted by Customer branch offices, departments, or Customer's end-customers for the purpose of performing Item Processing Services.

            (q) "Posting Reversals" shall mean the monetary reversal of posted Items.

            (r) "Pre-encoded Item" shall mean an Item received by Aurum that has required MICR line fields encoded, which Aurum will capture.

            (s) "Return Item" shall mean an Item that Customer instructs Aurum to return. Customer will provide Aurum with a reason for the return of Return Items.

            (t) "Serial Fine Sort" shall mean the sorting of check Items into account and check number order.

            (u) "Special Programming" shall mean the provision of programming resources to support Customer's request for new or modified products or services.

            (v) "Statement Cycle Change" shall mean a change to the numerical value of the statement cycle assigned to each Account within the Customer's Deposit System.

            (w) "Statement Cycle Date" shall mean the ending cycle date printed on end-customer's Account statement.

            (x) "Statement Rendering" shall mean the insertion of an end-customer statement and required Items and inserts into an envelope, sealing the envelope and affixing the appropriate postage in preparation for mailing to the end-customer.

            (y) "Transit Item" is an encoded or unencoded Item drawn on another financial institution that Aurum will capture for the purpose of creating an outgoing cash letter.

            (z) "Unencoded Item" shall mean a document received by Aurum where the dollar amount is not encoded.

2.    Item Processing Services

      Aurum shall provide the following Basic Services to Customer:

      (a)   INCLEARING SERVICES

            (i)   Inclearing Item Capture

                  Aurum will receive Customer's Inclearing cash letter from the Federal Reserve Bank or other financial institution and balance the Items to the cash letter amount. Aurum will digitize and capture black and white images of the front and back of each Item, endorse each item and assign a sequential trace number, which becomes a part of the Inclearing transaction. Items rejected from the capture will be corrected and re-entered. When all Inclearing Items are captured and balanced an Item Posting File containing all Inclearing Items will be created for transmission and memo posting to Customer's Data Processing Services Provider. When required, Aurum will capture and outsort Inclearing Items creating cash letters for financial institutions who are end-customers of Customer or end-customers who utilize payable through draft processing.

                                   SCHEDULE A
                                 BASIC SERVICES

            (ii)  Inclearing Item Posting File Transmission

                  Aurum will complete the transmission of an Item Posting File containing all Inclearing Items to Customer's Data Processing Services Provider no later than 17:30 on Monday and 18:00 on Tuesday through Friday. Memo posting of Inclearings Item Posting File will be completed 2 hours after receipt of Inclearings Item Posting File from the Federal Reserve Bank.

            (iii) Incoming Cash Letter Balancing

                  The daily incoming cash letter will be reconciled to the dollar amount charged by the Federal Reserve Bank or other financial institution. All cash letter differences, missing items, extra items, etc., will be reconciled and the proper balancing reports and/or entries will be prepared.

                  Aurum will prepare Customer provided adjustment entries for all differences greater than $2.00. The adjusting entry will be image captured and inserted into the entry run.

                  For differences of $2.00 or less the adjusting debit or credit entry will be processed to the Customer's designated general ledger account. A Customer provided adjustment entry will not be prepared for this difference. In such instances, Aurum will provide source of receipt to Customer.

                  All errors detected during the incoming cash letter process are to be adjusted the same Business Day. Aurum will notify Customer of all same day settlement adjustments prior to 14:00 on the Business Day of presentment. Aurum will provide Customer with copies of all adjusting entries that are prepared and the supporting documentation substantiating the adjustment. This documentation will be packaged and made available for pickup by Customer or Customer's courier prior to 15:00 the Business Day of presentment.

      (b)   EXCEPTION ITEM PROCESSING

            (i)   Exception Item File Transmission

                  By 04:30 the morning of each Tuesday, 03:30 the morning of each Wednesday through Friday, 06:30 on Saturday and 05:30 on Business Days following Customer holidays, the transmission of Customer's complete Account Exception Item File from Customer's Data Processing Services Provider to Aurum will be completed.

            (ii)  Cycle Sort/Exception Item Pull

                  Aurum will make images of Exception Items available for Customer review and extraction by 07:00 each day Monday through Saturday and Exception Items available for pickup by Customer or Customer's courier by 07:30 on Monday and Wednesday through Friday, 09:30 on Tuesday and 10:30 the Business Day following a holiday.

                                   SCHEDULE A
                                 BASIC SERVICES

            (iii) Outgoing Return Item Processing

                  Items designated by the Customer as Return Items will be returned by Aurum to the Federal Reserve Bank the same Business Day; provided Customer has met the applicable Aurum Return Item deadline. Items to be returned by Aurum will be marked in accordance with Federal Reserve regulations.

                  After Customer has reviewed its exception item reports and made the necessary pay/no-pay decisions, Customer's Data Processing Services Provider will complete transmission of a file in a format mutually agreed to by the parties containing all Return Item requests with reason for return by 14:00 each Business Day for Items captured the previous Business Day. Aurum will out sort, balance to Customer provided control total and properly stamp each Item to be returned with the Customer's designated reason, and prepare the Return Item cash letter to be picked up by the Customer or Customer's courier for delivery to the Federal Reserve Bank by 22:00 each Business Day. Such Items to be returned will be contained in a file transmitted by Customer's Data Processing Service Provider. One cash letter copy is to be retained by Aurum and one copy will be forwarded to Customer.

                  Aurum will qualify each Return Item in accordance with Regulation "CC" specifications; provided that the applicable Return Item deadline has been met by Customer.

            (iv)  Large Item Notification

                  Upon at least ten (10) days prior written notice from Customer, Aurum will begin to notify the financial institution of first deposit of all dishonored checks for $2,500.00 or more, or other amount to remain in compliance with Regulation CC and any other applicable federal laws and regulations. By 23:59 of each Business Day, Aurum will have completed transmission of large item notifications for those items requiring them that were presented the previous Business Day. By 08:00 of the Business Day following dispatch of the return item cash letter and transmission of the large item notification, Aurum will make a report of all large item notices processed on the previous Business Day available for pickup by Customer or Customer's courier.

            (v)   Change Disposition

                  Aurum will pay or return Change Disposition Items in accordance with Customer's instructions.

      (c)   OVER-THE-COUNTER ITEM PROCESSING

            (i)   Over-the-Counter Item Processing

                  Aurum will receive unencoded and pre-encoded proof work processed at Customer's and Customer's end customer locations in accordance with mutually agreed upon delivery time. Aurum will proof each transaction and encode the dollar amount of each unencoded Transit Item and Customer defined on-us Items. Proof corrections detected by Aurum will be available for pickup by Customer or Customer's courier by 07:00 the Business Day following the day of presentment.

                  Teller balancing tapes and tapes accompanying deposits will be included in the daily work sent to Aurum by Customer, and Aurum will make said balancing tapes and item processing Exception Items such as debits or credit Items without offsets or Items from unbalanced transactions remaining at the end of each Business Day's processing available for pickup by Customer or Customer's courier by 07:00 the Business Day following the day of presentment.

                  All Unencoded Items delivered to Aurum by the required delivery deadline will be processed to meet Customer's outgoing correspondent cash letter deadline; provided, however, that Aurum shall have at least three (3) hours to process unencoded work and three (3) hours to process pre-encoded work. Aurum will make best reasonable efforts to handle Customer's work received after the required deadline.

                                   SCHEDULE A
                                 BASIC SERVICES

            (ii)  Proof Corrections

            Aurum will prepare proof corrections to Customer's end-customer on electronic forms for reasons including but not limited to:

                  a)    Error(s) found in addition or subtraction

                  b)    Check Item was listed for the wrong amount

                  c)    Tape total was listed incorrectly

                  d)    Check Item listed was not enclosed

                  e)    Check item enclosed, not listed

                  f)    Cash not included in deposit total

                  g)    Tape total not listed in deposit

                  h)    Collections not included in deposit

                  i)    Non-Negotiable Item in deposit

                  j)    Items drawn on foreign institutions

            Aurum will prepare proof corrections to Customer's designated general ledger account on electronic forms for reasons including but not limited to:

                  a)    Cash ticket missing

                  b)    Cash ticket for wrong amount

                  c)    Wrong cash ticket used

                  d)    Currency included in work

                  e)    Cashed check Item missing

                  f)    Cashed check Item enclosed was not listed

                  g)    Cashed check Item for wrong amount

                  h)    Other miscellaneous correction

                  i)    Items drawn on foreign institutions

            Any debit or credit deposit adjustment of $2.00 or less (said dollar amount may reasonably be adjusted over time, based on Customer requirements) will be charged to a sundry general ledger account, to be identified by Customer using a system generated electronic entry. Any debit or credit deposit adjustment of more than $2.00 (said dollar amount may reasonably be adjusted over time, based on current industry standard practices) will be charged to Customer's end-customer or Customer's designated general ledger account using electronic forms. All errors detected during the Over-the-Counter process are to be adjusted the same day.

            Copies of adjustments will be distributed as follows:

                  - Original will be processed with the proof transactions; and

                  - Offsetting side of the entry will be sent to the Customer for processing.

      (iii) Aurum Amount Recognition

            Aurum will electronically pass all captured Unencoded Items through Aurum amount recognition (AAR) software for the purpose of interpreting the courtesy amount.

      (iv)  Image Base Key Entry

            Aurum will complete the electronic dollar amount information record from the MICR line for those items not recognize by AAR software.

      (v)   Power Encode

            Aurum will process items through a transport that automatically encodes MICR data onto a percentage of the items without an operator keying each item.

                                   SCHEDULE A
                                 BASIC SERVICES

     (vi)   Over-the-Counter Capture

            Aurum will digitize and capture the black and white images of the front and back of each Over-the-Counter Item, endorse each Item and assign a batch and sequence number to each Item.

     (vii)  Pre-encoded Item Capture

            Aurum will digitize and capture the black and white images of the front and back of each Pre-encoded Item, endorse each Item and assign a batch and sequence number to each Item.

     (viii) Image Reject Re-entry

            Aurum will complete or correct the electronic information record from the MICR line.

     (ix)   Over-the-Counter Item Posting File Transmission

            Aurum will complete the transmission of an Item Posting File containing all Over-the-Counter Items to Customer's Data Processing Services Provider no later than 23:00 on Monday through Thursday, 24:00 on Friday and 24:00 on Business Days following Customer holidays.

     (x)    Cash Letters

            Outgoing cash letters will be prepared in accordance with Customer's cash letter requirements, which may change from time to time. As an Additional Service, Items for cash letter endpoints greater than twelve (12) will be re-passed and prepared in accordance with Customer's cash letter requirements, which may change from time to time.

(d)  ITEM STORAGE, ARCHIVE AND ACCESS

     (i)    Warehousing and Bulk File

            Aurum will store Items by cycle and date according to Customer's statement cycle definitions in a secure environment.

     (ii)   Conventional Statement Fine Sort

            At cycle time the cycled Items scheduled for return to Customer's end-customer will be fine sorted by account number in preparation for statement rendition. Rejects from the fine sort process will be manually filed.

     (iii)  Daily Item Fine Sort

            On a daily basis Aurum will fine sort internal Customer documents, including but not limited to: loan Items, general ledger Items and savings Items into amount or Account number order. Daily fine sorted Items from the will be available for pickup by Customer or Customer's courier by 08:30 the Business Day following the day of presentment.

     (iv)   Original Item Storage

            Aurum will retain in a secure environment the Items not returned in Customer's end-customer statements in their original media for one
            (1) calendar month and then return the Items to the Customer or make the Items available for pickup by the Customer or a Customer designated agent.

                                   SCHEDULE A
                                 BASIC SERVICES

      (v)   Image Item Storage and Archive

            Aurum will retain the Item Images on redundant arrays of independent disk (RAID) storage for ninety (90) Calendar Days. Prior to the expiration of the ninety (90) day RAID storage period, Aurum will transfer the Item Images to optical disk, DVD-ROMs, CD-ROM(s) or comparable storage media for near-line storage in a jukebox provided by Customer as per Aurum specifications that will be maintained by Customer at Customer's expense for retention at Customer's location(s). Aurum will also create a duplicate copy of each optical disk, DVD-ROM, CD-ROM or comparable media for Customer's off-site storage.

      (vi)  Image Workstation Access and Retrieval

            Aurum will grant a license to Customer to use the applicable computer software, under which license Customer may use such applicable computer software to retrieve Item Images by utilizing Customer's equipment and telecommunications circuitry to access the RAID V located at the Aurum Data Center and optical disk, DVD-ROMs, CD-ROMs or comparable storage media located at Customer's location(s). Included in the Basic Services, Aurum will provide access to Item Images for five (5) concurrent Customer sessions with access software, which may be installed on up to twenty-five (25) Customer workstations.

(e)   STATEMENT PRINTING, RENDITION AND MAILING

      (i)   Conventional Statement Printing

            Aurum will receive one or more conventional statement print files in a format mutually agreed to by the parties from Customer's Data Processing Service Provider by 04:00 on the first Business Day following the Statement Cycle Date. Customer's Data Processing Service Provider will provide Aurum with one or more segregated print files for end-customer statements in a format mutually agreed to by the parties targeting the following segregation categories:
            (a) with Item enclosures less than fifty-four (54), (b) with Item enclosures fifty-four (54) or greater; (c) zero Item enclosure; and
            (d) special request statements. Aurum will print end-customer statements in simplex or duplex mode as is mutually agreed to by Customer and Aurum. The print quality will be consistent with that required by automated ZIP code sorting equipment and acceptable to Customer, Aurum and Customer's ZIP code sort vendor.

      (ii)  Conventional Statement Rendering - Automated Handling

            Aurum will match the boxes of sorted checks with the printed statements. Each box of checks is inspected to ensure that the first check's account number matches the first statement's account number and that the last check's account number matches the last statement's account number. For statements with less than fifty-four
            (54) Item enclosures, Aurum will use an insertion machine to read the intelligent insertion marks or bar code imprinted on the statement and match this count against the number of Items and printed pages presented. If the counts match, the machine inserts the Items, statement and any inserts into a Customer provided standard window envelope that is of a quality consistent with that required by automated Statement Rendering equipment and acceptable to Customer and Aurum, seals the envelope and applies the proper pre-sort first class postage so that the envelope can be released to the ZIP code sort vendor.

            Statements fifty-four (54) or more Items are non-machineable and are rendered manually by Aurum. Aurum will review fine sort reject Items and where possible resolve Item count discrepancies prior to categorizing a statement as a Crippled Statement. If any Item count discrepancy cannot be resolved, Aurum will follow Customer's written instructions for statement handling; such instructions to be mutually agreed to in advance for statement handling.

                                   SCHEDULE A
                                 BASIC SERVICES

      (iii) Conventional Statement Rendering - Manual Handling

            Aurum will manually render conventional statements that do not qualify for automated rendering due to excessive physical page count (greater than nine (9)) or excessive Item count (fifty-four (54) or more)) will count all Items and match this count against the number of enclosures indicated on the statement. If the count matches, Aurum will insert the statement, Items and any inserts into a Customer provided envelope that is acceptable to Customer and Aurum, seal the envelope, and release the envelope to the ZIP code sort vendor.

            Aurum will review fine sort reject Items and where possible resolve Item count discrepancies prior to categorizing a statement as a Crippled Statement. If any Item count discrepancy cannot be resolved, Aurum will follow Customer's written instructions for statement handling; such instructions to be mutually agreed to in advance for statement handling. Aurum will process as exceptions any statements that are not to be mailed to the end-customer via pre-sort first class mail. These exception statements will be identified by unique intelligent insertion marks or bar code, which will be mutually agreed upon by Aurum and Customer. From information printed on the statement or provided separately by Customer, Aurum will forward the statement to the appropriate location as designated.

      (iv)  Conventional Account Statement Rendering - Crippled

            Aurum will process as exceptions and make available for pickup by Customer or Customer's courier by 07:00 of the Business Day following determination of the Crippled Statement condition all Crippled Statements.

      (v)   Conventional Account Statement Rendering - No Item Enclosures

            Aurum will use an insertion machine to read the intelligent insertion marks or bar code imprinted on the statement, fold the correct number of pages, insert the statement and inserts into a Customer provided standard window envelope that is of a quality consistent with that required by automated Statement Rendering equipment and acceptable to Customer and Aurum, seal the envelope, and the envelopes are released to the ZIP code sort vendor.

      (vi)  Conventional Serial Fine Sort

            Aurum will Serial Fine Sort Items for accounts designated by Customer. Accounts requiring Serial Fine Sort will be maintained in a separate statement cycle on the Customer's core data processing system or designated as Serial Fine Sort accounts in a manner that is acceptable to Customer and Aurum.

      (vii) Image Archive Statement Merge

            By 06:00 on the second Business Day following the Statement Cycle Date when Aurum receives an image statement print file from Customer's Data Processing Services Provider, Aurum will also receive an image match file in a format mutually agreed to by the parties. This file will facilitate merging Item Images with image statement text in preparation for image statement printing and image statement rendering.

                                   SCHEDULE A
                                 BASIC SERVICES

      (viii) Image Statement Printing

            Aurum will receive an image statement print file in a format mutually agreed to by the parties from Customer's Data Processing Service Provider by 06:00 on the second Business Day following the Statement Cycle Date. After the image archive statement merge process, Aurum will print image statement text and Item images in simplex or duplex mode, as is mutually agreed to by Customer and Aurum, in preparation for image statement rendering. The print quality will be consistent with that required by automated ZIP code sorting equipment and acceptable to Customer, Aurum and Customer's ZIP code sort vendor.

      (ix)  End-Customer CD-ROM Statement

            Aurum will retrieve check images from the Aurum-controlled online archive; merging those check images with the corresponding periodic statement text; and write that data, along with end-customer licensed viewing software, to a CD-ROM for delivery to and use by the end-customer.

      (x)   Image Statement Rendering - Automated Handling

            Aurum will use an insertion machine to read the intelligent insertion marks or bar code imprinted on the statement, fold the correct number of pages, insert the statement and inserts into a Customer provided standard window envelope that is of a quality consistent with that required by automated Statement Rendering equipment and acceptable to Customer and Aurum, seal the envelope and the envelopes are released to the ZIP code sort vendor.

      (xi)  Image Statement Rendering - Manual Handling

            Aurum will manually render image statements that do not qualify for automated rendering due to excessive physical page count (greater than nine (9)). Aurum will insert the statement and any inserts into a Customer provided envelope that is acceptable to Customer and Aurum, seal the envelope and release the envelope to the ZIP code sort vendor.

            Aurum will process as exceptions any statements that are not to be mailed to the end-customer via pre-sort first class mail. These exception statements will be identified by unique intelligent insertion marks or bar code, which will be mutually agreed upon by Aurum and Customer. From information printed on the statement or provided separately by Customer, Aurum will forward the statement to the appropriate location as designated.

      (xii) Image Statement CD-ROM Rendering - Manual Handling

            Aurum will manually render image statement CD-ROM's. Aurum will insert the CDD-ROM and any inserts into a Customer provided envelope that is acceptable to Customer and Aurum, seal the envelope, and release the envelope to the ZIP code sort vendor.

            Aurum will process as exceptions any statement CD-ROM's that are not to be mailed to the end-customer via pre-sort first class mail. These exception statement CD-ROM's will be identified in a manner that is mutually agreed upon by Aurum and Customer. From information provided by Customer, Aurum will forward the statement to the appropriate location as designated.

                                   SCHEDULE A
                                 BASIC SERVICES

      (xiii) Statement Inserts

            Aurum will insert up to four (4) statement inserts into Customer statements. The statement inserts will be of a size, format and quality that is consistent with that required by automated Statement Rendering equipment and acceptable to Customer and Aurum. The proposed statement inserts will be submitted to Aurum at least ten
            (10) Business Days in advance of the Statement Cycle Date.

(f)   OTHER SERVICES

            (i)   Research

                  Aurum will provide Customer with assistance to resolve out-of-balance conditions particular to inbound or outbound check processing operations.

            (ii)  Original Item Retrieval

                  At Customer's request, Aurum will retrieve Items from the check vault.

            (iii) Item Posting File Transmission Contingency

                  In the event that Aurum is unable to successfully transmit any Item Posting File to Customer Aurum will burn a CD-ROM or DVD containing the data and make it available for pickup by Customer or Customer's courier, or, arrange for courier delivery to Customer's Data Processing Services Provider.

            (iv)  Image Processing System Reports

                  Aurum will write image system daily reports to an electronic file in an ASCII format each Business Day and make the file available for pickup by Customer using an TCP/IP transfer utility prior to 07:30 the following Business Day.

(g)   MISCELLANEOUS

      (i)   Programming Support

            Aurum will provide Special Programming at Customer's request for new or modified products or services at the rate quoted in Schedule C of this Agreement.

      (ii)  On-site Consulting

            Aurum will provide item processing consulting services at Customer's request for new or modified products or services at the rate quoted in Schedule C of this Agreement.

      (iii) Courier Services

            Aurum will manage the courier that is responsible for transportation of Inclearing Items from the Federal Reserve Bank to the Aurum
            Image Operations Center and the courier that is responsible for transportation of Transit Items to the Federal Reserve Bank or other upstream correspondent banks. Customer will be responsible for the selection of the courier services provider and all courier and transportation related expenses.

                                   SCHEDULE B
                                OPTIONAL SERVICES

I.    Description of Optional Services

      If desired, effective no sooner than ninety (90) days after the Operational Date, the following host-based application processing modules or services ("Optional Services") will be available for an additional charge, for on-line customer access from Customer terminals. Optional Services charges are listed in Schedule C, Section II. It is the Customer's responsibility to review the ITI documentation, utilize outside resources such as consultants, input module specifications and train end-users for Optional Services. The Conversion Services listed in Schedule C, Section III are not intended to include these Optional Services.

                                            Product      Product
Optional Systems/Modules                     Vendor       Code
------------------------                    -------      -------
Director                                      ITI         PDSH
Invision                                      RTI         INVSN
Prime                                         ITI         PRI
Premier eCom                                  ITI         PBM
Premier eCorp                                 ITI         PEC
Telebanc - Telephone Banking Module           ITI         TBM
Bill Payment Module                           ITI         BPM

Optional Services/Miscellaneous:

ACH Origination
Annual Account Audit Review Report
ATM Services
Audit Confirmation Generation
Clerical Time/Research
Cumulative FMS Reporting
Custom Reports, SMART Reports
Host LAN Connect/TCP/IP
IRS Reporting
Parameter/Specification Changes
Programming Changes
Year-end Reporting

                                   SCHEDULE C
                                 SERVICE CHARGES

I.    Basic Services.

      (a)   Data Processing Services

            (i) Base Systems. The monthly service fee for Basic Services provided using the Systems listed in Section I (a) of Schedule A ("Base Systems") is based on the number of Account Records, open or closed, maintained on the System at the end of each month. An "Account Record" is an end-customer account (including without limitation any open or closed DDA/checking account, savings account, certificate of deposit account or loan account) that is maintained on the AURUM System during the applicable month. For Basic Services provided using Base Systems, Customer will pay AURUM based on the following incremental tier:

    Account Volume                                  Service Fee
    --------------                                  -----------
0 - 5,000 Accounts                   $0.8000 per open or closed customer account
5,001 - 10,000 Accounts              $0.7500 per open or closed customer account
10,001 and over Accounts             $0.7000 per open or closed customer account

For example, when Customer reaches 7,000 total Account Records, the monthly service fee will be $5,500; this is expressed mathematically as follows: (5,000 x $0.80) + (2,000 x $0.75) = $5,500.00.

            (ii) Other Services. The monthly fees for other Basic Services identified in Schedule A are as follows:

      Description                            Service Fee
      -----------                            -----------
ATM Transmission Norwest          $200.00 per month
Netzee ACH Origination            $200.00 per month
Smart Reports/Downloads           $27.67 per report (no charge for first 20
                                  reports)
VISA Debit Card Transmission      $200.00 per month
Cumulative FMS Reporting          Waived
Third Party Review                One at no charge
Terminals                         Waived
Audit Confirmations               At current AURUM rate
1098/1099 Notice Printing         At current AURUM rate
Year end Processing               At AURUM current rate
OMS monthly maintenance           $250.00 per month
Data communications
   Monthly Circuit Charge         Rebill actual charges
   Monthly Port Maintenance       $200.00

            (iii) Third Party Charges. Third party charges, including but not limited to, postage, processing supplies and courier will be billed directly to Customer from the respective third party.

            (iv)  Man-time. The following rates apply:

  Description                            Service Fee
  -----------                            -----------
Systems Consultant            $125.00 per hour or AURUM current rate
Project Manager               $125.00 per hour or AURUM current rate
Training Specialist           $125.00 per hour or AURUM current rate

            (v) Minimum Monthly Charge. If the number of Account Records processed hereunder in any calendar month is less than 8,334, then AURUM will be deemed to have processed 8,334 Account Records.

                                   SCHEDULE C
                                 SERVICE CHARGES

      (b)   Item Processing Services

             (i) Basic Services. The monthly service fee for Basic Services listed in Section II of Schedule A, is based on volumes of described service multiplied by the unit cost for that service. Customer will pay AURUM such charges on a monthly basis.

        Description of Service                           Unit Cost
        ----------------------                           ---------
Bulk File/Warehouse                               $0.0020 per item
Image Based Courtesy Amount Recognition           $0.0066 per item
Image Based key Entry                             $0.0220 per field
Power Encode                                      $0.0165 per field
Exception Pull/Cycle Sort                         $0.0044 per item
Fine Sort of Daily Items                          $0.0159 per item
Serial Fine Sort (minimum per account $10.00)     $0.0159 per item
Inbound Return Items                              $2.4200 per item
Inclearings Image Capture                         $0.0250 per item
Large Item Notification                           $3.2200 per item
Image Rejects                                     $0.1600 per item
Outbound Return Items                             $1.5000 per item
Proof of Deposit Encoding                         $0.0300 per field
POD Image Capture                                 $0.0250 per item
Proof Corrections - not documented                $0.7000 per item
Proof Correction - documented                     $3.5000 per item
Check Printing                                    $0.2500 per item
Fax Copies                                        $1.4300 per item
Photo/Subpoena Copies                             $1.0800 per item
Research                                          $24.000 per hour
Signature Review                                  $0.5500 per item
CD-ROM for Bank                                   $27.50  per CD
Customer Statement CD-ROM                         $20.00  per CD-ROM
DVD for Bank Archive                              $37.50  per DVD
DVD per Item Burn for Archive                     $0.0010 per item
Jukebox Charge                                    $850.00 per month
Online Image Archive Access
  0-10,000 (flat fee)                             $250.00 per month
Online Image Archive Access
  10,001 and over                                 $0.0700 per item
Notice Printing                                   $0.1000 per item
Statement Inserts - Auto                          $0.0102 per statement
Statement Inserts - Manual                        $0.0330 per statement
Statement Fine Sort                               $0.0159 per item
Statement Print                                   $0.0510 per page
DDA Statement Rendition Automated w/zero enc      $0.2000 per statement
DDA Statement Rendition Automated w/enclosures    $0.4400 per statement
DDA Statement Rendition Manual w/enclosures       $0.8000 per statement
DDA Statement Rendition Special Handling          $0.8000 per statement
Postage                                           Prepaid via monthly invoice
Courier                                           Bank responsibility
Supplies                                          Aurum current rate

                                   SCHEDULE C
                                 SERVICE CHARGES

            (ii) Minimum Monthly Charge. If the aggregate charges for Item Processing Services are less than $12,500.00 per calendar month, AURUM may, at its option, bill the actual amount or $12,500.00.

II. Optional Services. For Optional Services, Customer will pay the following fees in addition to the charges listed in Section I of Schedule C:

Optional Systems/Modules:                        Charge
-------------------------                        ------
Invision                                 $ 625.00 per month
TeleBanc 1 - 2,000 (flat fee)            $ 200.00 per month
TeleBanc 2,001 and over                  $  0.16  per log on
800 VRU Service                          $  0.04  per minute

Director                                 Not to exceed $5,000 set up fee
                                         Not to exceed $500 monthly fee

Prime                                    Set up fee approximately $2,500
                                         (excludes Impromptu and Cubes). $300
                                         monthly. Available 3/31/02

Premier eCom                             Set up fee $2,500
                                         Monthly fee of $1,000 (includes 1,000
                                         clients $0.85 per client thereafter)

Premier eCorp                            Set up fee $2,500 (includes
                                         Monthly fee $300 (includes 400 clients
                                         $5 per client thereafter)

Bill Payment Module (Host Interface)     Set up fee $2,500
                                         Monthly fee $380
                                         Princeton ECom Set up fee waived
                                         (up to $2500)
                                         Other bill pay options to be
                                         considered.
Fraud Detection System                   Not to exceed $800 per month
                                         Available 6/30/02

Optional Services/Miscellaneous:
--------------------------------
ACH Origination                          $25.00 per outgoing file
ACH Transmissions (Outgoing)             $18.00 per transmission
Audit Confirmation Generation            Aurum Current Rate
Custom Reports, SMART Reports            $95.00 per hour
IRS Reporting                            Aurum Current Rate
Parameter/Specification Changes          $95.00 per hour
Programming Changes                      $95.00 per hour
Year-end Reporting                       Aurum Current Rate

                                   SCHEDULE C
                                 SERVICE CHARGES

III.  Conversion Services

    AFS Implementation Fees - One time
    ----------------------------------
Initial Image Setup                            Waived

Archive Access for Bank :
Microsoft NT/SQL Server License (25)           $3,550.00
ImageDepot Archive Software (5) Concurrent     $8,800.00

Archive Access for End Customers               TBD in conjunction with Internet
                                               provider

Image View Software for each Bank End Client
       1 License                               $250.00
       5 Licenses ($200 each)                  $1,000.00
       10 Licenses ($150 each)                 $1,500.00

Additional Modules Implementation - One time
--------------------------------------------
Federal Call Reporter                               Not to exceed $7,500(one-time costs) for all
Holding Company Module                              Modules with concurrent installations.
Stockholder Accounting System                       Training Included
Asset Liability Management System                   Travel Expenses are additional

                                   SCHEDULE D
                                CUSTOMER SYSTEMS

"Customer Systems" are the Systems to be provided by Customer for use in conjunction with Aurum Systems. Customer Systems include, but are not limited to the following:

           System                                  Vendor
           ------                                  ------
Data Communications Equipment              Various
Loan Platform                              Bankers System - Rembrandt
Deposit Platform                           Harland Financial Solutions
Teller Equipment                           EZ Teller
Teller Automation Software                 EZ Teller
Platform Automation Software               Harland Financial Solutions
InfoConnect                                ITI
InfoConnect Intercom                       Attachmate
InfoConnect FileXpress                     Attachmate
Netware                                    Novell
NT                                         Microsoft
Office                                     Microsoft
Windows                                    Microsoft

                                   SCHEDULE F
                                PROCESSING TIMES

1. Customer Delivery Requirements

                                               BUSINESS DAYS - MON - FRI
      Inclearing Items                         100% of SDS/Direct Send by 9:00
                                               100% by 13:00

                                               BUSINESS DAYS - MON - THURS
      Over-the-Counter Item                    100% by 21:30

                                               BUSINESS DAYS - FRIDAYS
      Over-the-Counter Items                   100% by 21:30

2. Aurum File Transmission Requirements (Initiation of file transfer)

                                               BUSINESS DAYS - MONDAY - FRIDAY
      Inclearing                               18:00
      POD/Transit Over-the-Counter             24:00

3. Exception Item File transmission completed  03:30 NCD on Wednesday - Friday
                                               04:30 NCD on Tuesday
                                               06:30 NCD on Saturday

4. Image archive available                     07:00 NCD

5. Exception Items available for pickup        07:00 NBD
   (Large dollar items only)

NBD = Next Business Day
NCD = Next Calendar Day

                                   SCHEDULE G
                           CUSTOMER RESPONSIBILITIES

I.    Customer Responsibilities

      In connection with the Basic, Optional, Additional and Conversion Services and in addition to Customer's other obligations under this Agreement, Customer will:

      (a) Ensure that its personnel maintain a working knowledge of the Aurum System and Item Processing Services and that new Customer personnel are properly trained to utilize the Aurum System and Item Processing Services.

      (b) Appoint Aurum as its agent for purposes of receiving Items from and returning Items to clearing organizations. Customer will notify all appropriate third parties of such appointment and pay or reimburse Aurum for any charges payable to such clearing organizations for, or required as a condition to, so receiving or returning Items.

      (c) Provide to Aurum and keep current, by mutually agreeable means, such information concerning the DDA/Checking Accounts as Aurum may reasonably require.

      (d) Ensure that all Items, magnetic tapes, and other documents or media which Aurum may require to process hereunder are in a format acceptable to Aurum and contain, in machine readable form, the data and information required by Aurum.

      (e) Forward directly to Aurum any On-Us Items or other Items that are posted by or on behalf of Customer without being entered into the clearing process.

      (f) Cooperate with Aurum in the performance of Basic Services and provide to Aurum such data and information, management decisions, regulatory interpretations and policy guidelines as Aurum reasonably requires.

      (g) Select, and be responsible for (financially and otherwise), the courier service to be utilized in conjunction with the Basic Services provided herein. The parties agree that such courier service may be either an existing courier service shared by other Aurum customers or, if Customer in its sole discretion determines that it is not feasible or desirable to utilize such existing courier service, such other courier service as is designated by Customer.

      (h) Be responsible for the timely delivery of proof of deposit Items from Customer locations to the Aurum Data Center. Aurum will consider receipt of Items upon delivery and time stamp of courier receipts at the Aurum Data Center receiving window.

      (i) Deliver to Aurum all Items, in a form acceptable to Aurum, to be processed by Aurum. Customer assumes full responsibility for the accuracy, completeness, and authenticity of all Items furnished to Aurum, and Aurum shall be entitled to rely thereon and shall have no obligation or responsibility to audit, check, or verify the Items. Without limiting the generality of the foregoing, Customer shall have sole responsibility for (a) verifying dates, signatures, amounts, authorizations, endorsements, payment notices, collection times, fees and charges imposed by Customer on its customers and other similar matters on all Items delivered to Aurum; (b) placing stop payments and holds on accounts; and (c) determining the correctness of all magnetic ink inscribed or appearing on Items, regardless of by whom or when inscribed. If any Items submitted to Aurum are incorrect, incomplete, or not in the form required by Aurum, then Aurum may, in its sole discretion, either (i) require Customer to resubmit completed and corrected Items, or (ii) correct and complete the Items itself and Customer will pay Aurum the charges for any Additional Services provided by Aurum to correct or complete such Items or otherwise prepare such Items for processing.

      (j) Modems provided by Customer must be approved by Aurum to insure compatibility with the Aurum System.

      (k) Provide adequate space for the Equipment and a power source according to the manufacturer's specification requirements for all Equipment necessary for the complete System utilization.

      (l) Provide adequate space for the installation of telephone drop(s) necessary to connect Customer's terminals with the telephone lines which communicate with the Aurum Systems. Aurum agrees to schedule with the telephone

                                   SCHEDULE G
                           CUSTOMER RESPONSIBILITIES

            company the technical aspects of said installation of the data communications telephone lines. Charges made by the telephone company for the initial installation and ongoing costs of the data communications telephone lines along with any additional drops or changes to the drop locations in the future will be the responsibility of Customer.

      (m) Provide to Aurum and keep current, by mutually agreeable means, information reasonably required by Aurum concerning the accounts offered by Customer to its customers and internal Customer general ledger accounts.

      (n) Promptly inspect and review all reports and data files provided to Customer by Aurum and, unless a shorter period of time is required for any specific report or data file, notify Aurum of any incorrect report or data file within one Business Day after receipt thereof. Failure to so notify Aurum of any such report or data file will constitute acceptance thereof.

      (o) Establish cycle dates for the monthly statements for accounts in a manner acceptable to Aurum so that approximately the same number of such monthly statements are to be prepared on each of the no more than twenty (20) Business Days during each month which are designated by mutual agreement as statement days. Such monthly statements will be printed in a format acceptable to Aurum, which format will include bar coding indicating the number of enclosures to be mailed with each statement.

      (p) Cooperate with Aurum in the performance of Item Processing Services and provide to Aurum such data and information, management decisions, regulatory interpretations and policy guidelines as Aurum reasonably requires.

                                  ADDENDUM ONE
                            COMMUNITY BANK OF NEVADA

THIS ADDENDUM ("Addendum") to that certain Agreement for Information Technology Services ("Agreement") between AURUM TECHNOLOGY INC (Aurum) and COMMUNITY BANK OF NEVADA ("Customer"), dated of even date herewith, is made and entered into by and between Customer and Aurum.

The parties agree to amend the Agreement as follows:

1.    Section 1.1(c) of the Agreement is amended to read as follows:

            "Basic Services" are the Services listed in Schedule A, including the Item Processing Services.

2.    Section 1.1(d) of the Agreement is amended to read as follows:

            "Business Day" is each weekday, Monday through Friday, during which Customer conducts its business operations and which is not a holiday of the federal reserve banks.

3. New Sections 1.1(s) and 1.1(t) are added to the Agreement to read as follows:

            (r) "Item" is a document or other segment of media on which is recorded information evidencing a debit or credit.

            (s) "Item Processing Services" are the Services described in Schedule A.

4.    Section 3.1(c) of the Agreement is amended to read as follows:

            On a mutually agreeable schedule Aurum will provide those services and instructions ("Conversion Services") reasonably required for Customer to convert to and use the Aurum Systems and the Item Processing Services. Customer will cooperate in the conversion effort and timely provide whatever information, data, clerical and office support, management decisions, approvals and signoffs that Aurum reasonably requires. According to a plan to be developed by Customer and Aurum, Aurum will train a mutually designated group of Customer's personnel in the proper use of the Aurum Systems (other than the Aurum Systems used to provide Item Processing Services) to enable such personnel to train Customer's user personnel in the use of such Aurum Systems. Customer will cooperate with Aurum in scheduling training in conjunction with Customer's conversion to the Aurum Systems.

5. Sections 3.2(a) through 3.2(e) of the Agreement do not apply to Item Processing Services provided by Aurum.

6. Section 3.4 of the Agreement does not apply to Aurum Systems used to provide Item Processing Services.

7.    A new Section 3.7 is added to the Agreement to read as follows:

            General Terms Relating to Item Processing Services.

            (a) With respect to Item Processing Services, Aurum will be responsible for the Items from the time that such Items are received by Aurum at the Data Center until the Items are released for pickup at the Data Center to couriers; provided that Aurum's liability for the destruction or disappearance of Items will be limited to cases where the destruction or disappearance is due entirely to the negligence or willful misconduct of Aurum and, if so, Aurum sole obligation is to reconstruct the Items from microfilm created by Customer.

            (b) All times indicated in this Agreement refer to the time zone in which the Item Processing Center is located.

8.    A new Section 3.8 is added to the Agreement to read as follows:

            Regulatory Compliance Related to Item Processing Services. If either Aurum or Customer becomes aware of any changes or proposed changes to any statutes, regulations or rules applicable to the Item Processing Services, that party will promptly notify the other of the change or proposed change, and the parties will cooperate in analyzing the impact, if any, that the change or proposed change will have on the obligations of the parties under this Agreement. If any such change requires Aurum to modify any Item Processing Services, Aurum will comply with such change and Customer will reimburse Aurum for (a) any additional costs thereby incurred by Aurum that are specific to Customer (such as the cost of retaining Customer's data for a longer period of time), and (b) Customer's pro rata share (based on such method of proration as Aurum in good faith determines to be appropriate) of any additional costs thereby incurred by Aurum that are not specific to Customer (such as the cost of modifications to the Aurum Systems that apply to Customer and to other Aurum customers for item processing services) and that are in excess of the costs that Aurum would customarily absorb as part of its normal services to its customers for item processing services, as reasonably determined by Aurum.

9.    A new Section 4.8 is added to the Agreement to read as follows:

            Customer Responsibilities Related to Item Processing Services. In order that Aurum may perform its obligations to provide Services, including Item Processing Services, Customer shall perform the actions provided in Schedule F.

10.   Section 5.1(a) of the Agreement is amended to read as follows:

            (a) For Basic Services, including Item Processing Services, the monthly charges listed in Schedule C.

11.   Section 5.2(a) of the Agreement is amended to read as follows:

            All costs incurred by Aurum (i) in mailing reports or other output to Customer, its customers, or third parties, and (ii) in transporting, shipping, or delivering Items, reports, output, or input to and from the Data Center, including without limitation couriers, telecommunications and data communications charges.

12. The first sentence of Section 8.1 of the Agreement is amended to read as follows:

            Section 3.2(d) sets forth Customer's exclusive remedies for errors in reports or other output provided by Aurum under this Agreement and Section 3.7(a) sets forth Customer's exclusive remedies for the destruction or disappearance of Items that occur while such Items are being held at the Data Center.

13. New sixth and seventh sentences are added to Section 8.1 to read as follows:

            Customer expressly waives and releases any claim that it may otherwise have against Aurum in excess of such amounts provided for pursuant to this Section. By releasing and discharging Aurum from such claims both known and unknown, Customer expressly waives any rights it may have had under California Civil Code Section 1542 which provides as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

14.   Schedule F, attached, is added to the Agreement.

15. Except as amended by this Addendum, the Agreement will be and remain in full force and effect in accordance with its terms. Capitalized terms used in this Addendum will be as defined in the Agreement unless otherwise expressly defined in this Addendum.

16. Four (4) original copies of this Addendum will be executed and submitted to Aurum by Customer. This Addendum will become effective when Aurum executes this Addendum. Aurum will return one of the executed copies to Customer.

IN WITNESS WHEREOF, the parties have executed this Addendum as of the date set forth above.

AURUM TECHNOLOGY INC                           COMMUNITY BANK OF NEVADA

By: /s/ Brian Van Dyk                          By: /s/ Cathy Robinson
    -----------------                              ------------------
Printed                                        Printed
Name: Brian Van Dyk                            Name: Cathy Robinson
Title: President, Premier Division             Title: Executive Vice President
Date: 11/15/2001                               Date: 11/9/01

                              AMENDMENT NUMBER TWO
                            COMMUNITY BANK OF NEVADA

THIS AMENDMENT ("Amendment") to the AGREEMENT FOR INFORMATION TECHNOLOGY SERVICES between Aurum Technology Inc. ("Aurum") and Community Bank of Nevada ("Customer"), dated of even date herewith, as amended or modified (the "Agreement"), is between Customer and Aurum.

The parties agree to amend the Agreement as follows:

1. The recital of the Agreement is amended in its entirety to read as follows:

      "WHEREAS, Customer desires to purchase certain Data and Item Processing Services from Aurum, a provider of such services, pursuant to the terms and conditions set forth herein."

2. The first sentence of Section 2.1 of the Agreement is amended in its entirety to read as follows:

      "This Agreement will begin on the Effective Date and, unless terminated earlier under Section 7.2, 7.3 or 7.4, will continue for a period of five
      (5) years from the Implementation Date (the "Initial Term")." Thereafter, this Agreement will automatically renew for successive terms of one year each (the "Renewal Terms") unless either party gives the other party written notice at least six months prior to the expiration date of the Initial Term or the Renewal Term then in effect that the Agreement will not be renewed beyond such term.

3. Section 5.2 (b) of the Agreement is amended in its entirety to read as follows:5.2

      "All actual, out-of-pocket costs and expenses, including, without limitation, travel and travel-related expenses, which are incurred by Aurum and pre-approved by customer when in excess of $500.00 in providing Services when incurred at Customer's request."

4.    Section 5.4 of the Agreement is amended to read as follows:

      "Cost of Living Adjustment. No more than once in any twelve (12) month period, Aurum may, at its option and by giving Customer written notice, increase the charges for the Services by a percentage not to exceed the percentage by which the ECI as of that time is higher than the ECI as of
      (i) for the first adjustment, the earlier of the Effective Date or the date of the last adjustment previously made pursuant to any immediately prior agreement, if any, under which Aurum provided the same or similar Services to Customer, and (ii) thereafter, the previous time that Aurum adjusted its charges to Customer pursuant to this Section. In no event will any such adjustment exceed three percent (3%). These increased charges will remain in effect until Aurum adjusts them again pursuant to this Section."

5. Section 7.4 of the Agreement is amended in its entirety to read as follows:

      "Termination for Cause. If either party materially defaults in its performance under this Agreement, except for non-payment of amounts due to Aurum, and (i) fails to promptly commence curing such default with all due diligence after receiving written notice specifying the default and (ii) fails to either substantially cure such default within sixty (60) days after receiving written notice specifying the default or, for those defaults which cannot reasonably be cured within sixty (60) days, promptly commence curing such default and thereafter proceed with all due diligence to substantially cure the default, then the party not in default may, by giving the defaulting party at least thirty (30) days prior written notice thereof, terminate this Agreement as of a date specified in such notice. A party shall give notice of its election to terminate this Agreement for cause within a reasonable time following its discovery of the material default, including any course of conduct constituting a material default."

6. Section 7.6(a) of the Agreement is amended in its entirety to read as follows:

      "All costs reasonably incurred by Aurum in connection with such termination, including without limitation telecommunication line disengagement expenses and costs of terminating leases on or shipping or storing any equipment provided to Customer by or through Aurum under this Agreement, plus a fifteen percent (15%) management fee not to exceed ten thousand dollar ($10,000), plus Aurum's charges for any Additional Services reasonably requested by Customer for de-conversion assistance (together, the "Termination Costs").

7. Section 7.6 (b) of the Agreement is amended in its entirety to read as follows:

      "All references to fifty percent (50%) in this Section 7.7(b) are amended to read as twenty five percent (25%)."

8. Section 7.7 of the Agreement is amended in its entirety to read as follows:

      "Payment Upon Non-renewal. If Customer gives or receives notice not to renew this Agreement pursuant to Section 2.1, or Customer terminates this Agreement under Section 9.5, Customer will pay to Aurum an amount equal to all amounts then due and payable to Aurum. Aurum will provide de-conversion assistance to Customer at a cost not to exceed $10,000, provided that Aurum's only obligation to Customer for such de-conversion assistance shall be to provide to Customer one copy of any test tapes and one copy of any conversion tapes. Any additional de-conversion assistance will be provided to Customer as an Additional Services as reasonably requested by Customer."

9. Section 9.9 of the Agreement is amended in its entirety to read as follows:

      "Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to any choice-of-law rules.

10. Service Level Performance Standards. The parties agree to negotiate in good faith to establish in writing any reasonable modifications to the Service Level Performance Standards set forth in Schedule E to the Agreement reasonably necessary to conform such standards to the Image Item Processing Services. Such modifications, if any, will not make the standards more burdensome on Aurum than the original standards; will not lower the standards from the standards which exist as of the Addendum Effective Date, shall be finalized as a written amendment to the Agreement signed by both parties; and both parties agree to use best efforts to finalize such modifications within sixty (60) days after Image Item Processing Conversion Date. Such standards will be governed in accordance with all applicable terms and conditions of the Agreement and any additional terms and conditions contained in the amendment.

11. Except as amended by this Amendment, the Agreement will be and remain in full force and effect in accordance with its terms. Capitalized terms used in this Amendment will be as defined in the Agreement unless otherwise expressly defined in this Amendment.

12. Three (3) original copies of this Amendment will be executed and submitted to Aurum by Customer. This Amendment will become effective as of the date set forth below when Aurum executes this Amendment. Aurum will return one of the executed copies to Customer.

In WITNESS WHEREOF, the parties have executed this Amendment as of 11/15/2001.

COMMUNITY BANK OF NEVADA                      AURUM TECHNOLOGY INC.

By: /s/ Cathy Robinson                        By: /s/ Brian Van Dyk
    ------------------                            -----------------
Printed                                       Printed
Name: Cathy Robinson                          Name: Brian Van Dyk
Title: Executive Vice President               Title: President, Premier Division
Date: 11/9/01                                 Date: 11/15/2001

                              ADDENDUM NUMBER THREE
                               ADDITIONAL SERVICES

This ADDENDUM ("Addendum") to the Agreement for Information Technology Services ("Agreement") between Aurum Technology Inc. ("AURUM") and Community Bank of Nevada ("Customer"), dated as of November 15, 2001, as amended or modified, is effective from the date it is executed by AURUM and shall remain in effect for the term of the Agreement. Capitalized terms used in this Addendum will be as defined in the Agreement unless otherwise defined in this Addendum.

WHEREAS, Customer desires that AURUM provide certain Additional Services to Customer as set forth in this Addendum;

WHEREAS, AURUM is willing to provide such Additional Services to Customer;

NOW, THEREFORE, AURUM and Customer hereby agree to amend the Agreement to provide for such Additional Services as follows:

1. Additional Services. AURUM will provide to Customer, as Additional Services, the SCM2100 User Interface Program, including: SCM2100 server and workstation software and software upgrades as scheduled or required, and assistance with installation of the Customer's SCM2100 server ("SCM2100 Server"). AURUM will provide such Additional Services in accordance with this Addendum and the Agreement and such services will be deemed Additional Services under the Agreement for all purposes.

2. Payments to AURUM. In consideration for the provision by AURUM of the Additional Services set forth above, Customer will pay AURUM the amounts set forth in Exhibit A attached hereto. Charges for such services will be due and payable in accordance with the terms of the Agreement and of this Addendum as follows: (i) Installation or set-up charges will be invoiced in conjunction with signing of this Addendum; (ii) Monthly charges will commence upon completion of the installation, but no later than 120 days from commencement of the installation project (unless delays to installation completion are attributable solely to Aurum).

3. Customer Responsibilities. Customer will (i) provide and maintain all SCM2100 server hardware/software and host connectivity necessary to meet ITI minimum requirements for the SCM2100 User Interface; (ii) will assist Aurum with the installation of the SCM2100 server (iii) will perform installation of all SCM2100 workstations for Customer's employees; (iv) provide training to their employees on the use of SCM2100; and (v) will upgrade all SCM2100 software as scheduled or required by Aurum.

4. Confirmation of Agreement. Except as amended by this Addendum, the Agreement will be and remain in full force and effect in accordance with its terms.

5. Execution of Addendum. Four (4) original copies of this Addendum will be executed and submitted to AURUM by Customer. This Addendum will become effective as of the date set forth below when AURUM executes this Addendum. AURUM will return one of the executed copies to Customer.

AURUM TECHNOLOGY INC                           COMMUNITY BANK OF NEVADA

By: /s/ Gary Farnam                            By: /s/ Cathy Robinson
    ---------------                                ------------------
Printed                                        Printed
Name: Gary Farnam                              Name: Cathy Robinson
Title: Senior Vice President                   Title: Executive Vice President
Date: 8-21-02                                  Date: 8/5/02

Amend#3 SCM2100

                                    EXHIBIT A
                                 SCM2100 SERVER
                                 SERVICE CHARGES

The monthly service fee for SCM21000 Server Services is based on the number of SCM2100 Servers maintained by the Customer during each month. Monthly service fees will not be prorated for a partial month.

One Time Charges

      Set Up SCM2100 Host User Interface and Server
      (Invoiced in conjunction with signing of the Addendum)

            Initial Server Set Up Fee                           $ 1,750
            Additional SCM2100 Installations or Assistance      $   150 per hour

Monthly Charges

      SCM2100 Server Fee_                                       $    40

                              ADDENDUM NUMBER FOUR
                               ADDITIONAL SERVICES
                   COMBINED BPM AND PRINCETON ECOM INTERFACE

This ADDENDUM ("Addendum") to the Agreement for Information Technology Services between Aurum Technology Inc. ("AURUM") and Community Bank of Nevada ("Customer"), dated as of November 15, 2001, as amended or modified, is effective from the date it is executed by AURUM and shall remain in effect for the term of the Agreement. Capitalized terms used in this Addendum will be as defined in the Agreement unless otherwise defined in this Addendum.

WHEREAS, Customer desires that AURUM provide certain Additional Services to Customer as set forth in this Addendum;

WHEREAS, AURUM is willing to provide such Additional Services to Customer,

NOW, THEREFORE, AURUM and Customer hereby agree to amend the Agreement to provide for such Additional Services as follows:

1. Additional Services. In connection with AURUM's provision of the Additional Service to Customer AURUM will install at the AURUM Data Center the Information Technology, Inc, (ITI) Bill Payment Module and the Princeton eCom Interface ("Combined BPM and Princeton") including (i) all related programs, reports and notices; and (ii) transfer of bill payment files to Princeton eCom. AURUM will provide such Additional Services in accordance with this Addendum and the Agreement and such services will be deemed Additional Services under the Agreement for all purposes.

2. Payments to AURUM. In consideration for the provision by AURUM of the Additional Services set forth above, Customer will pay AURUM the amounts set forth in Exhibit A attached hereto. Charges for such services will be due and payable in accordance with the terms of the Agreement and of this Addendum as follows: (i) Installation or set-up charges will be invoiced in conjunction with signing of this Addendum; (ii) Monthly charges will commence upon completion of the installation, but no later than 120 days from commencement of the installation project (except to the extent delays to installation completion are attributable to Aurum)

3. Customer Responsibilities. Customer will be responsible for (i) all Customer's customer (a) set up and maintenance (b) instructions and training, (c) communications and marketing materials, (d) support and problem resolution, relating to its bill payment through Princeton eCom;
      (ii) review of all related reports; and (iii) assisting with all security specifications necessary for the implementation and testing of Combined BPM and Princeton.

4. Disclaimer. Customer has agreed to contract with Aurum for Princeton eCom bill payment services. Customer understands and agrees that in no event shall AURUM be liable for or as a result of any late files, late transfers, or late payments nor for any interest, late fees, or other such fees assessed as a result thereof, except to the extent such are attributable to the gross negligence or willful misconduct of Aurum.

5. Confirmation of Agreement. Except as amended by this Addendum, the Agreement will be and remain in full force and effect in accordance with its terms.

6. Execution of Addendum. Four (4) original copies of this Addendum will be executed and submitted to AURUM by Customer. This Addendum will become effective as of the date set forth below when AURUM executes this Addendum. AURUM will return one of the executed copies to Customer.

Community Bank of Nevada
Date: 09/13/02

AURUM TECHNOLOGY INC                           COMMUNITY BANK OF NEVADA

By: /s/ Brian Van Dyk                          By: /s/ Cathy Robinson
    -----------------                              ------------------
Printed                                        Printed
Name: Brian Van Dyk                            Name: Cathy Robinson
Title: President, Premier Division             Title: Executive Vice President
Date: 11/26/2002                               Date: 11/14/02

Community Bank of Nevada
Date: 09/13/02

                                    EXHIBIT A
                         COMBINED BPM AND PRINCETON ECOM
                                SERVICE CHARGES

The monthly service fees for the Combined BPM and Princeton eCom are based on the number of Account Records maintained on the System during each month. Monthly service fees will not be prorated for a partial month. An "Account Record" is defined as an end-customer account type including without limitation, any open or closed DDA/Checking account, Savings account, Certificate of Deposit account or Loan account, that are maintained on the System during the applicable month.

One Time Charges

      Set Up and Installation Charge of host modules            $2,500*
      (Invoiced in conjunction with signing of the Addendum)

Monthly Charges - Based on Account Volume

      0 - 15,000                                                $  380*
      greater than 15,000                                       Request Quote

      *per schedule C in current contract

Community Bank of Nevada
Date: 09/13/02

                              ADDENDUM NUMBER FIVE
                               ADDITIONAL SERVICES
                        PRINCETON ECOM BILL PAY SERVICES

This ADDENDUM ("Addendum") to the Agreement for Information Technology Services between Aurum Technology Inc. ("AURUM") and Community Bank of Nevada ("Customer"), dated as of November 15, 2001, as amended or modified, is effective from the date it is executed by AURUM and shall remain in effect for the term of the Agreement. Capitalized terms used in this Addendum will be as defined in the Agreement unless otherwise defined in this Addendum.

WHEREAS, Customer desires that Aurum provide certain Additional Services to Customer as set forth in this Addendum;

WHEREAS, Aurum is willing to provide such Additional Services to Customer;

NOW, THEREFORE, Aurum and Customer hereby agree to amend the Agreement to provide for such Additional Services as follows::

1. Additional Services. Aurum will provide the Additional Services in accordance with the terms and conditions set forth in Schedule A (including all Schedules and Exhibits attached thereto) attached to this Addendum.

2.    Rules of Contract Construction and Interpretation.

      (a) Each of the provisions of the Agreement is incorporated by reference into this Addendum. Except as expressly amended by this Addendum, the Agreement is ratified, confirmed and remains unchanged in all respects and will be and remain in full force and effect in accordance with its terms.

      (b) This Addendum supersedes and replaces any prior agreement (written or oral) as to its subject matter. If there is any conflict between the terms and conditions of this Addendum and other terms and conditions of the Agreement or any prior addendum to this Agreement, the terms and conditions of this Addendum shall prevail with respect to the Addendum.

      (c) The term "Addendum" means, includes and incorporates this Addendum and all Schedules and Exhibits attached to this Addendum.

3. Execution of Addendum. Four (4) original copies of this Addendum will be executed and submitted to Aurum by Customer. This Addendum will become effective as of the date set forth below when Aurum executes this Addendum. Aurum will return one of the executed copies to Customer.

AURUM TECHNOLOGY INC.                       COMMUNITY BANK OF NEVADA

By: /s/ Brian Van Dyk                       By: /s/ Cathy Robinson
   --------------------------------         ------------------------------
Printed                                     Printed
Name: Brian Van Dyk                         Name: Cathy Robinson
Title: President                            Title: Executive Vice President
Date: 11/26/2002                            Date: 11/14/02

                                   SCHEDULE A

                              BILL PAYMENT SERVICES

                 PROCESSING AGENT IS PRINCETON eCOM CORPORATION

                              ARTICLE I - SERVICES

1.1 Bill Payment Services. Aurum will provide the bill payment services listed herein ("Bill Payment Services") through the third party processing agent ("Processing Agent") subject to the terms and conditions of the agreement between Aurum and Processing Agent for the provision of Bill Payment Services. The Processing Agent selected by Customer is Princeton eCom Corporation. During the Schedule Term, Aurum agrees to provide to Customer, and Customer agrees to accept from Aurum, the Bill Payment Services, subject to the terms and conditions set forth herein. Customer agrees that Aurum shall be the sole and exclusive provider of the Bill Payment Services for the Customer. For purposes of the foregoing, the term "Customer" shall include Customer's affiliates.

1.2 Terms of Bill Payment Services. Aurum will provide Bill Payment Services to End User Customers upon the following conditions:

      (a) Eligibility. Only the following End User Customers shall be eligible to receive Bill Payment Services: (i) consumer demand deposit account holders ("Consumer Account Holders"), or (ii) business demand deposit account holders ("Business Account Holders").

      (b) Transaction Cap. Customer must select "Good Funds" Bill Payment Services model. The "Good Funds" model requires that the Processing Agent must receive good funds from the Customer before it will make payment on any End User Customer transactions. There is no monetary amount limitation (transaction cap) on End User Customer transactions in "Good Funds" model of Bill Payment Services.

      (c)   Credit Risk.

         (i) Customer bears the credit risk associated with potential Non Sufficient Funds ("NSF") or return items for all Consumer Account Holders.

         (ii) Customer bears the credit risk associated with NSF or return items for Business Account Holders.

      (d) Risk Reduction Measures. Aurum or the Processing Agent may, from time to time, institute certain operating procedures to reduce credit risk and exposure ("Procedures"). Customer and all eligible End User Customers are subject to, and shall conform to, all such Procedures. Aurum shall use commercially reasonable efforts to inform Customer in advance of the implementation of such Procedures and Aurum will use commercially reasonable efforts to inform Customer within five (5) business days of Aurum's receipt of notice from the Processing Agent of the implementation of such Procedures.

1.3   Bill Payment Services Payment Processing.

      (a) Accurate payment data provided by Customer on behalf of End User Customers in files supplied to the Processing Agent, will be taken through an interface from Aurum each business day. As between Aurum and Customer, Customer assumes responsibility for the accuracy and completeness of the payment data.

      (b) Processing Agent will handle the transfer of funds in accordance with End User Customer payment instructions activated in accordance with sub-paragraph (a) above. Processing Agent will supply and transmit to Customer payment information for debit against the appropriate Customer settlement account. The Processing Agent will initiate ACH debits and credits. Credits may be sent via check, electronic transmissions, or ACH to payees.

      (c) End User Customer inquiries regarding payments made on behalf of End User Customer to payees will be handled by the Customer.

      (d) From time to time, Processing Agent may make changes to the above-described Procedures. Aurum will use commercially reasonable efforts to notify Customer thirty (30) days in advance of any changes.

1.4 Late Fees. End User Customers are eligible for reimbursement of late fees attributable to payment errors by the Processing Agent under the current reimbursement policies of the Processing Agent.

1.5 Contract between Customer and Processing Agent. Aurum will assist Customer and Processing Agent in obtaining an executed agreement ("Service Agreement"), attached as Exhibit A-3 with the Customer concerning settlement of funds and support services. Aurum and Processing Agent shall not be required to process payments for the Customer if it does not execute a Service Agreement. Processing Agent shall have no obligation to enter into a Service Agreement with the Customer. The decision to enter into any Service Agreement shall be in Processing Agent's sole discretion and judgment. This Addendum shall be expressly conditioned on the execution of a Service Agreement between Customer and Processing Agent.

1.6 Aurum Premier eBanking Services and Core Processing. Aurum can not provide Bill Payment Services to the Customer unless Customer is receiving Aurum Premier eBanking Services and Aurum core processing. Therefore, during the Schedule Term, Customer is required to purchase Aurum Premier eBanking Services and to maintain Aurum as its core data processing vendor or to utilize Aurum provided systems for its core data processing. This Addendum is expressly conditioned on Customer purchasing such services and/or systems.

1.7 Regulatory Compliance for Bill Payment Services. Customer shall be responsible for (i) compliance with all state and federal laws and regulations governing banks and other financial institutions; (ii) any disclosure to its End User Customers with respect to the Bill Payment Services and each Customer product or service made available through the Aurum System ("Customer Product/Service"); (iii) the terms and conditions of any Customer Product/Service; (iv) the terms, conditions, and any limitations on which any Customer Product/Service may be accessed, utilized or transactions originated by any End User Customer; (v) determining the authority of any person accessing a Customer Product/Service; and (vi) preparing, maintaining, and monitoring compliance with verifiable documentation with respect to the foregoing. Customer acknowledges and agrees that Customer shall not rely upon Aurum for advice regarding compliance with governmental regulations. Customer must independently verify its compliance with such regulations through its own legal counsel. Aurum shall use commercially reasonable efforts, during the Schedule Term, to be in substantive compliance with federal rules and regulations as they relate to vendors of Bill Payment Services. In the event that there is a significant change in the manner by which the Bill Payment Services can be furnished hereunder, as a result of a regulatory compliance requirement, Aurum and Customer shall negotiate in good faith to resolve the compliance issue. If Aurum determines that compliance is cost prohibitive, Aurum may elect to terminate the Addendum without penalty, by furnishing Customer with thirty (30) days prior written notice. Regulatory disclosure requirements are the responsibility of Customer.

      If Customer believes that any modifications to the Aurum System are required under any laws, rules, or regulations, Customer will promptly so inform Aurum. Aurum will perform any modifications to the Aurum System or recommend changes to operating procedures of Customer that Aurum determines are necessary or desirable; provided, that if any such changes or modifications result in a significant increase in Aurum's cost of providing Bill Payment Services, Aurum will be entitled to increase the charges under this Addendum by an amount that reflects a pro rata allocation of Aurum's increased cost among the applicable Aurum customers. New or enhanced Aurum System features, functions, reports, or other services that may result from such modifications or recommendations may be provided as an Additional Service. Notwithstanding the foregoing, Customer acknowledges that the Aurum System may, from time to time, consist in part of System(s) licensed by Aurum from third-party vendor(s) and, therefore, Aurum shall have no duty or responsibility to modify any such third-party System under this Section, except to the extent that the vendor thereof has such a duty or responsibility to modify such System pursuant to the applicable license agreement between Aurum and such vendor.

1.8 Aurum System Changes. Aurum shall have the right to modify the Aurum System including, without limitation, to (i) make changes in the method of access to or delivery of the Aurum System including, without limitation, interface procedures ("Interface Changes"), (ii) make modifications to the Aurum System which are provided to Customer at no additional cost ("Aurum System Enhancements"). The identification in this Addendum of specific brands or names of third-party providers is for reference only. Customer acknowledges and agrees that it will not rely on such brand names third-party providers is for reference only. Customer acknowledges and agrees that it will not rely on such brand names or third-party providers as a promise by Aurum to use any particular brand or third-party provider. Aurum reserves the right to substitute any brand or third-party provider of the Bill Payment Services, at its sole discretion, at any time with or without notice, provided that the quality of the Authorized Services is not materially diminished by such substitution.

1.9 Correction of Errors. Aurum will correct any errors in customer files that result in errors in reports or other output where such errors (i) are due solely to either malfunctions of Aurum's equipment or the Aurum Systems or errors of Aurum's operators, programmers, or other personnel, and (ii) are called to Aurum's attention within the time frames specified below. Aurum will, to the extent reasonably practicable, correct any other errors as an Additional Service. Customer will balance reports to verify master file information and will inspect and review all reports and other output (whether printed or electronically transmitted) created from data provided by Customer to Aurum. Customer will reject all incorrect reports or output
      (i) within two Business Days after receipt of daily reports or output,
      (ii) within five Business Days after receipt of annual, quarterly, or monthly reports or output, and (iii) within three Business Days after receipt of all other reports or output. This Section 1.9 sets forth Customer's exclusive remedies for errors in reports or other output provided by Aurum under this Addendum.

                                ARTICLE II - TERM

2.1 Schedule Term. This Addendum will begin on the Addendum Effective Date and, unless terminated earlier pursuant to the terms of the Agreement, will continue for a period of 54 months from the Addendum Effective Date (the "Initial Schedule Term"). Thereafter, this Addendum will automatically renew for successive terms of five (5) years each (the "Renewal Schedule Terms") unless either party gives the other party written notice at least six (6) months prior to the expiration date of the Initial Schedule Term or the Renewal Schedule Term then in effect that the Addendum will not be renewed beyond such Initial Schedule Term or Renewal Schedule Term.

                         ARTICLE III - PAYMENTS TO AURUM

3.1 Fees and Expenses. Customer shall pay the Bill Payment Services Fees listed in Exhibits A-1 and A-2 ("Bill Payment Services Fees"). Aurum shall invoice Customer monthly for all Bill Payment Services Fees, and Customer shall pay such fees, in accordance with the terms of the Agreement. At any time, Aurum may increase its fees in order to take into account any increase fees or assessments imposed by the Processing Agent.

                             ARTICLE IV - INDEMNITY

4.1.  Indemnification by Customer.

      (a) Customer shall indemnify, defend and hold harmless Aurum, its officers, directors, shareholders, employees, agents and affiliates from and against any claims, losses, damages, liabilities or expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "Aurum Indemnified Claims") resulting from or arising out of (i) the use of (A) the Aurum System or any part thereof, and (B) the Bill Payment Services by Customer, Customer's agents or any End User Customer, including, without limitation, any misrepresentations made by Customer with respect to the Aurum System or the Bill Payment Services; (ii) Customer's noncompliance or alleged noncompliance with the provisions of applicable law or regulation, or (iii) Customer's violation of any provision of any agreement between Customer and any third party.

      (b) Aurum shall promptly notify Customer in writing and in reasonable detail of any Aurum Indemnified Claim. Customer shall have the authority to control the defense and settlement of such Aurum Indemnified Claim, and Aurum shall give reasonable assistance to Customer to enable Customer to defend the Aurum Indemnified Claim. Aurum shall have the right, but not the obligation, to participate, at its own expense, with respect to any such Indemnified Claim. No such Aurum Indemnified Claim shall be settled or compromised by Customer without the prior written consent of Aurum if such settlement or compromise in any manner indicates that Aurum contributed to or was responsible for the cause of any such Aurum Indemnified Claim, or if such settlement or compromise imposes any obligations upon Aurum or requires Aurum to take any action.

      (c) Customer shall not be liable for any Aurum Indemnified Claim under this Section 4.1 to the extent that such Aurum Indemnified Claim (i) is found in a final and binding arbitration award or a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of Aurum or (ii) is for any misrepresentations made by Customer with respect to the Aurum System or the Bill Payment Services, where such misrepresentation resulted from misrepresentations made to Customer by Aurum or Processing Agent with respect to the Aurum System or the Bill Payment.

      4.2. Use of the System by Third Parties. The parties acknowledge that Customer is solely responsible for the use of the Bill Payment Services and/or Aurum System (and any resulting damages) by End User Customers and other third parties including, without limitation, any improper or unauthorized transfers of funds from accounts via the Bill Payment Services and/or Aurum System, any failure or delay in transmitting a message back from the Processing Agent or the use for any purpose of any financial calculators contained in the Aurum System.

                             ARTICLE V - DEFINITIONS

5.1 Definitions. In addition to all other terms defined in the Addendum and Schedules, the following terms as used in this Addendum and Schedule shall have the following meanings:

      (a) "Agreement" means that certain Agreement for Information Technology Services ("Agreement") between Aurum and Customer, together with all Schedules and amendments attached hereto or hereafter attached by mutual consent of the parties (all of which are incorporated herein by reference).

      (b) "Bill Payment Services" means the services provided for in this Addendum.

      (c) "Aurum System" shall mean Systems, Software or applications provided by Aurum or Aurum's third party vendors, together with all Aurum System Enhancements and modifications made available to Customer under this Addendum.

      (d) "End User Customer" means a customer, client or member of Customer who uses the Bill Payment Services.

      (e) "Software" means that portion of the Aurum System that is comprised of Aurum's computer programs installed on Aurum's equipment.

      (f) "System" or "Systems" are (i) computer programs, including without limitation software, firmware, application programs, operating systems, files, and utilities; (ii) supporting documentation for such computer programs, including without limitation input and output formats, program listings, narrative descriptions, operating instructions and procedures, user and training documentation, special forms, and source code; and (iii) the tangible media upon which such programs are recorded, including without limitation chips, tapes, disks, and diskettes.

      (g) "Schedule Term" means the Initial Schedule Term and all Renewal Schedule Terms.

      (h) "Premier eBanking Services" shall mean the Additional Services offered by Aurum as either Premierecom Internet Banking or Premierecorp Cash Management.

                                   EXHIBIT A-1
                           BILL PAYMENT SERVICES FEES
                      (PROCESSING AGENT IS PRINCETON eCOM)

                         ONE-TIME AND RECURRING CHARGES

         SERVICE                                  DESCRIPTION                            PRICE               UNIT
--------------------------     -------------------------------------------------    ---------------    -----------------
RECURRING CHARGES

BILL PAYMENT MONTHLY           Minimum Fee required to be paid if total Bill        See Exhibit A-2    Per Customer
MINIMUM                        Payment Transaction charges for the month are
                               less than the monthly minimum fee set forth
                               on Exhibit A-2.

BILL PAYMENT TRANSACTIONS*     Transaction triggered by End User Customer           See Exhibit A-2    Per Transaction
                               request to debit a checking account and generate
                               a payment to a payee

STOP PAYMENT                   Transaction triggered by Customer request to             $25.00         Per Transaction
                               issue a Stop Payment on a Bill Payment
                               transaction

MANUAL RE-ISSUED CHECK         Transaction triggered by End User Customer               $20.00         Per Transaction
                               request for a Manual Re-Issued Check on a
                               Bill Payment transaction

PHOTO COPIES                   Transaction triggered by Customer request for a          $10.00         Per Transaction
                               photo copy of a bill payment transaction

EXPRESS MAIL                   Transaction triggered by Customer request for a          $25.00         Per Transaction
                               bill payment transaction to be mailed with
                               priority delivery

DELETE PAYMENT                 Transaction triggered by Customer request to             $10.00         Per Transaction
                               delete an in-process bill payment transaction

RE-CREDIT                      Transaction triggered by Customer request to              $2.00         Per Transaction
                               re-credit funds to bill payment funding account

FED WIRE FEE                   Transaction triggered by Customer request to             $25.00         Per Transaction
                               process bill payment transaction via Fed Wire

REPORTING PACKAGE              Bill Payment Monthly Activity Report                     $125.00        Per Customer/Per
                                                                                                       Month

CONFIRMATION REPORT            Bill Payment transaction confirmation report              $0.00         Per Customer/Per
                                                                                                       Month

CUSTOMER SERVICE INTERFACE     Customer ID for access to End User Customer Bill         $35.00         Per ID/Per Month
(MINIMUM ONE REQUIRED)         Payment transaction detail

         SERVICE                                  DESCRIPTION                            PRICE               UNIT
--------------------------     -------------------------------------------------    ---------------    -----------------
ONE TIME CHARGES

INITIAL SETUP - BILL PAYMENT   Includes setup and implementation of Bill Payment    See Exhibit A-2    Per Customer
                               processing capability utilizing Processing Agent
                               to perform back-office bill payment fulfillment

ON-SITE TRAINING / SUPPORT     Customer requested on-site training or support       $1,400.00 plus     Per day
                                                                                        expenses

IMPLEMENTATION/TECHNICAL       All technical support                                    $175.00        Per hour
SERVICES

AD HOC REPORTS                 One time report requests                                  Quote         Per request

SYSTEM CUSTOMIZATION           Aurum can provide customization services in               Quote         Per request
                               support of Customer's needs or special
                               programming requests

CUSTOMER DEACTIVATION FEE      Fee to Deactivate Customer                                Quote         Per request

                                   EXHIBIT A-2

Per Schedule C of current customer contract, up to $2,500 of the Princeton ecom set up fee will be waived.

                             54 MONTHS                   4 YEARS                         3 YEARS
                     ------------------------    ------------------------       ------------------------
                                      MONTHLY                     MONTHLY                        MONTHLY
                     INITIAL SETUP    MINIMUM    INITIAL SETUP    MINIMUM       INITIAL SETUP    MINIMUM
                     -------------    -------    -------------    -------       -------------    -------
< 15,000 ACCOUNTS       $2,750        $  350       $4,000          $ 350          $5,500          $ 350
PER TRANSACTION                       $ 0.50                       $0.55                          $0.60

                                   EXHIBIT A-3
                 CONTRACT BETWEEN CUSTOMER AND PROCESSING AGENT

PRINCETON eCOM CORPORATION
650 COLLEGE ROAD EAST
PRINCETON, NEW JERSEY 08540

      The undersigned ("Financial Institution"), as a customer of Aurum Technology Inc. ("Aurum") and Princeton eCom Corporation ("eCom") hereby agree and acknowledge as follows:

eCom and Aurum have entered into an agreement whereas eCom will provide processing services for Financial Institution's customers initiated electronic payments by and through Aurum. eCom will obtain from Aurum, as frequently and procedurally as established during the Implementation Phase, the Payment Data. Upon receipt of Payment Data, eCom will debit funds in an amount equal to the Payment Data from the Designated Account of the Financial Institution ("Payment Amount"). eCom has developed a portal based Customer Service Interface ("CSI") which will allow Financial Institutions twenty - four hour (24) access to review payment status and related functionality.

Debiting Designated Account. Financial Institution authorizes eCom to initiate the ACH debit or wire draw down for the Payment Amount and agrees that the corresponding funds in the Financial Institution's Designated Account are good and available. Financial Institution acknowledges and understands that eCom is relying on the information contained in the Payment Data and will be initiating payments to various payees based on that information. Should there be insufficient funds in the Financial Institution's Designated Account at the time that eCom initiates the ACH debit, or for some other reason eCom is prevented from receiving or collecting the Payment Amount, Financial Institution will immediately fund the Designated Account and indemnify, reimburse and hold eCom harmless from any and all losses or damages resulting therefrom.

Ownership of funds. All funds associated with the eCom Services provided hereunder will be the property of Financial Institution. The Financial Institution will be responsible to provide eCom the necessary instructions and authorizations for eCom to initiate a Fed Wire or ACH debit from Financial Institution of such amounts as are necessary to process the Payment Data and pay for outstanding remittances. On each Business Day, the collected customer funds will be held in a concentrated account by eCom for the benefit of certain third parties ("Concentration Account"). eCom acknowledges and agrees that Financial Institution has an undivided beneficial interest in the principal of all funds in the Concentration Account, which undivided beneficial interest shall, on any date, be equal to that percentage which (x) the principal payments from its customers which have been deposited in the Concentration Account and have not been disbursed from the Concentration Account as of that date relative to (y) the aggregate principal of all funds in the Concentration Account at that date. eCom agrees to maintain, and make available to Financial Institution detailed records relating to credits received into, and disbursements made from, the Concentration Account. eCom shall not commingle any of its own funds with such funds but shall be permitted to commingle funds remitted by other eCom customers held by eCom for their benefit for payment to designated payees with such funds. Financial Institution and eCom agree that all interest and other earnings accrued on the principal amount of Financial Institution funds deposited into the Concentration Account shall be deemed adequate compensation to eCom for administering, protecting, preserving, and reconciling all such deposits.

Customer Service Support. eCom will provide access to the Customer Service Interface ("CSI") for the Financial Institution with support that will include payment research, stop payment, reissue of check payments, and printed copies of cleared checks. Financial Institution shall access various levels of customer service through eCom's Customer Service Interface ("CSI") according to the terms and conditions set forth by eCom, which may change from time to time upon reasonable notice to Financial Institution.

Financial Institutions responsibilities with respect to CSI. The CSI will enable Financial Institution to perform queries to find detailed information, perform stop & reissues and stop & refunds on payments being processed by eCom, and view digital check images. Financial Institution will have the responsibility to create logins and assign access. Financial Institution will be given a password and identifying login to enable access to the CSI ("ID"). Financial Institution authorizes eCom to rely on this ID to identify Financial Institution, and to follow the instructions of any person who has the correct ID. Financial Institution's ID and instructions will have the same effect as Financial Institution's signature, authorizing eCom to take the requested action. Financial Institution must comply with all time requirements in order that its instructions are carried out in a timely fashion.

Financial Institution agrees to take proper precautions to safeguard its ID and maintain security regarding ownership, access and use of the ID. Financial Institution is fully responsible for transactions made by any person to whom Financial Institution gives the ID. Financial Institution shall change or delete the ID upon an employee leaving the employment of the Financial Institution and if the employee who maintains the main ID leaves the employment of the Financial Institution, Financial Institution must advise eCom of said change within five
(5) Business Days. All CSI training materials received by Financial Institution are considered proprietary and cannot be redistributed without written consent from eCom. Financial Institution will be fully liable for the maintenance of logins, assignment of originators and confidential information.

Counterparts/Facsimile. This agreement may be executed in counterparts and facsimile signatures shall be effective as if original.

Financial Institutions address and contact person is as follows:

      Address: 1400 Rainbow Blvd

               Las Vegas, Nevada 89146

      Contact Person: Rich Elsmore

This Financial Institution Agreement may not be amended except in writing signed by an authorized officer or representative of each of the parties.

                                     COMMUNITY BANK OF NEVADA

                                     BY: /s/ Cathy Robinson
                                        --------------------------

                                     NAME CATHY ROBINSON

                                     TITLE: EXECUTIVE VICE PRESIDENT

                                     DATE: 11/14/02

                                     PRINCETON eCOM CORPORATION

                                     By: /s/ Teresa Couney         for Princeton
                                        --------------------------
                                     NAME Teresa Couney

                                     TITLE: Vice President

                                     DATE: 12/15/02

                               ADDENDUM NUMBER SIX
                   ADDITIONAL SERVICES - OFAC REPORTING MODULE

This ADDENDUM ("Addendum") to the Agreement for Information Technology Services ("Agreement") between Aurum Technology Inc. ("AURUM") and Community Bank of Nevada ("Customer"), dated as of November 15, 2001, as amended or modified, is entered into between Aurum and Customer and is effective from the date it is executed by AURUM and shall remain in effect for the term of the Agreement. Capitalized terms used in this Addendum will be as defined in the Agreement unless otherwise defined in this Addendum.

WHEREAS, Customer desires that AURUM provide certain Additional Services to Customer as set forth in this Addendum;

WHEREAS, AURUM is willing to provide such Additional Services to Customer,

NOW, THEREFORE, AURUM and Customer hereby agree to amend the Agreement to provide for such Additional Services as follows:

1. Additional Services. In connection with AURUM's provision of the Additional Service to Customer, AURUM will install at the AURUM Data Center the Information Technology, Inc, (ITI) Office of Foreign Assets Control (OFAC) Reporting Module ("ORM") including all related extract and comparison programs and reports. AURUM will compare Customer's records to the most current OFAC list as directed by Customer and scheduled semi-annually by AURUM. AURUM will provide such Additional Services in accordance with this Addendum and the Agreement and such services will be deemed Additional Services under the Agreement for all purposes.

2. Payments to AURUM. In consideration for the provision by AURUM of the Additional Services set forth above, Customer will pay AURUM the amounts set forth in Exhibit A attached hereto. Charges for such services will be due and payable in accordance with the terms of the Agreement and of this Addendum as follows: (i) Installation or set-up charges will be invoiced in conjunction with signing of this Addendum; (ii) Monthly charges will commence the month following completion of the installation and initial extract, but no later than 120 days from commencement of the installation project (unless delays to installation completion are attributable solely to Aurum).

3. Customer Responsibilities. Customer will be responsible for (i) reviewing ORM Reports and taking appropriate action to verify accuracy of suspects reported; (ii) receiving and formatting extract file (if requested) and,
      (iii) performing maintenance to CIS records in order to be excluded from future reporting if deemed necessary.

4. Confirmation of Agreement. Except as amended by this Addendum, the Agreement will be and remain in full force and effect in accordance with its terms.

5. Execution of Addendum. Four (4) original copies of this Addendum will be executed and submitted to AURUM by Customer. This Addendum will become effective as of the date set forth below when AURUM executes this Addendum. AURUM will return one of the executed copies to Customer.

AURUM TECHNOLOGY INC.                         COMMUNITY BANK OF NEVADA

By: /s/ G.L. Farnam                           By: /s/ Cathy Robinson
   --------------------------                    ------------------------------
Printed                                       Printed
Name: G.L. Farnam                             Name: Cathy Robinson

Title: SVP                                    Title: Executive Vice President

Date: 11-14-02                                Date: 9/30/02

Amend#6 OFAC

                                    EXHIBIT A
                              OFAC REPORTING MODULE
                                SERVICE CHARGES

The monthly service fees for ORM are based on the number of Account Records maintained on the System during each month and the Run Frequency as instructed by the Customer. Monthly service fees will not be prorated for a partial month. All Run Frequency fees will be annualized and billed monthly. An "Account Record" is defined as an end-customer account type including without limitation, any open or closed DDA/Checking account, Savings account, Certificate of Deposit account or Loan account, that are maintained on the System during the applicable month.

                   Description                                                  Service Fee
                   -----------                                                  -----------
One Time Charges

Installation (Invoiced in conjuction with signing of the Addendum
(includes installation of host module and initial extract)
0        -  15,000                                                              $1,650

Monthly Service Fees

(billed monthly beginning month following initial extract)
Based on Account Volume

0 -  7,500                                                                      $   25
0 - 15,000                                                                      $   50
0 - 24,000                                                                      $   85
greater than 24,000                                                             Request Quote

Per Run Frequency
(billed monthly beginning month following initial extract)

                            Monthly           Quarterly         Semi/Ann           Annual            On Request
                            -------           ---------         --------           ------            ----------
0      - 15,000             $  50              $    25          $ 12.50            $  6.25              $150
15,001 - 36,000             $ 100              $    50          $ 25.00            $ 12.50              $250
greater than 36,000                                                                Request Quote

Per Fixed or Delimited File                                                        $    25

                              ADDENDUM NUMBER SEVEN
                               ADDITIONAL SERVICES
                             ADDITIONAL INSTITUTION

This ADDENDUM ("Addendum") to the Agreement for Information Technology Services between Aurum Technology Inc. ("AURUM") and Community Bank of Nevada ("Customer"), dated as of November 15, 2001, as amended or modified, is effective from the date it is executed by AURUM and shall remain in effect for the term of the Agreement. Capitalized terms used in this Addendum will be as defined in the Agreement unless otherwise defined in this Addendum.

WHEREAS, Customer desires that AURUM provide certain Additional Services to Customer as set forth in this Addendum;

WHEREAS, AURUM is willing to provide such Additional Services to Customer;

NOW, THEREFORE, AURUM and Customer hereby agree to amend the Agreement to provide for such Additional Services as follows:

1. Additional Services. In connection with AURUM's provision of the Additional Service to Customer, AURUM will establish a new institution - Bank Subsidiary for processing Stockholder, General Ledger and Loans Accounting Transactions. AURUM will provide such Additional Service in accordance with this Addendum and the Agreement and such service will be deemed an Additional Service under the Agreement for all purposes.

2. Payments to AURUM. In consideration for the provision by AURUM of the Additional Services set forth above, Customer will pay AURUM the amounts set forth in Exhibit A attached hereto. Charges for such services will be due and payable in accordance with the terms of the Agreement and of this Addendum as follows: (i) Installation or set-up charges will be invoiced in conjunction with signing of this Addendum; (ii) Monthly charges will commence upon completion of the installation,but no later than 120 days from commencement of the installation project (except to the extent delays to installation completion are attributable to Aurum)

3. Customer Responsibilities. Customer will (i) assist with the development and entry of necessary ITI module specifications; (ii) assist with all testing and validation of during implementation; (iii) input and maintain all account information etc. required by the applications; (iv) print notices and reports via OMS/Director.

4. Confirmation of Agreement. Except as amended by this Addendum, the Agreement will be and remain in full force and effect in accordance with its terms.

5. Execution of Addendum. Four (4) original copies of this Addendum will be executed and submitted to AURUM by Customer. This Addendum will become effective as of the date set forth below when AURUM executes this Addendum. AURUM will return one of the executed copies to Customer.

AURUM TECHNOLOGY INC                             COMMUNITY BANK OF NEVADA

By: /s/ Brian Van Dyk                            By: /s/ Cathy Robinson
    ----------------------                          ------------------------
Printed                                          Printed
Name: Brian Van Dyk                              Name: Cathy Robinson

Title: President, Premier Division               Title: Executive Vice President

Date: 11/26/2002                                 Date: 11/14/02

Community Bank of Nevada
Date: 11/01/02

                                    EXHIBIT A
                             ADDITIONAL INSTITUTION
                                 SERVICE CHARGES

The monthly service fee for the Additional Institution is based on the number of Account Records maintained on the System during each month. Monthly service fees will not be prorated for a partial month. An "Account Record" is defined as an end-customer account type including without limitation, any open or closed DDA/Checking account, Savings account, Certificate of Deposit account or Loan account, that are maintained on the System during the applicable month.

As an Additional Service under the Agreement, Aurum will provide Customer with the Access to an additional institution to be used for Bank Holding Company. The accesses provided in this service are to LAS, CIS, SCM, EIM, HCM, SHS, IES and FMS. The charges for this Service are as follow:

Installation Charge                 $2500.00

Monthly Base Charge                 $ 500.00

Monthly Delivery fee Reports        $ 150.00

Plus standard per account costs.

Additional modules will be quoted upon request.

Community Bank of Nevada
Date: 11/01/02

                              ADDENDUM NUMBER EIGHT
                               ADDITIONAL SERVICES
                             HOLDING COMPANY MODULE

This ADDENDUM ("Addendum") to the Agreement for Information Technology Services between Aurum Technology Inc. ("AURUM") and Community Bank of Nevada ("Customer"), dated as of November 15, 2001, as amended or modified, is effective from the date it is executed by AURUM and shall remain in effect for the term of the Agreement. Capitalized terms used in this Addendum will be as defined in the Agreement unless otherwise defined in this Addendum.

WHEREAS, Customer desires that Aurum Technology provide certain Additional Services to Customer as set forth in this Addendum;

WHEREAS, Aurum Technology is willing to provide such Additional Services to Customer;

NOW, THEREFORE, Aurum Technology and Customer hereby agree to amend the Agreement to provide for such Additional Services as follows:

1. Additional Services. Aurum Technology will provide to Customer, as an Additional Service, the Holding Company (HCM) module. Aurum Technology will provide such Additional Service in accordance with this Addendum and the Agreement and such service will be deemed an Additional Service under the Agreement for all purposes.

2. Payments to Aurum Technology. In consideration for the provision by Aurum Technology of the Additional Service set forth above, Customer will pay Aurum Technology the amounts set forth in Exhibit A attached hereto. Charges for such services will be due and payable in accordance with the terms of the Agreement.

3. Customer Responsibilities. Customer will (i) assist with the development and entry of necessary ITI Holding Company module specifications; (ii) assist with all testing and validation of the Holding Company module during implementation; (iii) input and maintain all account information etc. required by the applications; (iv) print notices and reports via OMS/Director.

4. Confirmation of Agreement. Except as amended by this Addendum, the Agreement will be and remain in full force and effect in accordance with its terms.

5. Execution of Addendum. Four (4) original copies of this Addendum will be executed and submitted to Aurum Technology by Customer. This Addendum will become effective as of the date set forth below when Aurum Technology executes this Addendum. Aurum Technology will return one of the executed copies to Customer.

AURUM TECHNOLOGY INC                          COMMUNITY BANK OF NEVADA

By: /s/ Brian Van Dyk                         By: /s/ Cathy Robinson
    ----------------------                        -----------------------
Printed                                       Printed
Name: Brian Van Dyk                           Name: Cathy Robinson

Title: President, Premier Division            Title: Executive Vice President

Date: 11/26/2002                              Date: 11/14/02

Community Bank of Nevada
Date: 11/01/02

                                    EXHIBIT A
                             HOLDING COMPANY MODULE
                                SERVICE CHARGES

The monthly service fees for the Holding Company module are based on the number of Account Records maintained on the System during each month. An "Account Record" is defined as an end-customer account type including without limitation, any open or closed DDA/Checking account, DDL account, Savings account, Certificate of Deposit account, Loan account or Investor loan, that are maintained on the System during the applicable month.

      Description                           Service Fee

      One Time Installation - invoiced in conjunction with signing of the Addendum

      Start Up Fee                          $1,250 plus out of pocket expenses*

      *to be billed in conjunction with installation of additional modules (Schedule C, III)

      Monthly - Based on Account Volume - begins with completion of the installation

      No monthly charge - basic service in Schedule A

      Monthly per Institution charge of $200 each and standard per account charges.

Community Bank of Nevada
Date: 11/01/02

                                   ADDENDUM #9
                               ADDITIONAL SERVICES
                              PRIME-SERVICE BUREAU

This ADDENDUM ("Addendum") to the Agreement for Information Technology Services between Aurum Technology Inc. ("AURUM") and Community Bank of Nevada ("Customer"), dated as of November 15, 2001, as amended or modified, is effective from the date it is executed by AURUM and shall remain in effect for the term of the Agreement. Capitalized terms used in this Addendum will be as defined in the Agreement unless otherwise defined in this Addendum

WHEREAS, Customer desires that AURUM provide certain Additional Services to Customer as set forth in this Addendum;

WHEREAS, AURUM is willing to provide such Additional Services to Customer;

NOW, THEREFORE, AURUM and Customer hereby agree to amend the Agreement to provide for such Additional Services as follows:

1. Additional Services. AURUM will provide to Customer, as Additional Services, the Information Technology, Inc. (ITI) Prime Data Warehouse and Ad Hoc Reporting Module ("Prime"), including: Prime Service Bureau Server Access; Application Extracts (templates) as requested and scheduled (Exhibit B); installation of one (1) Prime Impromptu Administrator workstation; retention of one version of the most current extracts; and initial Prime report writing training. AURUM will provide such Additional Services in accordance with this Addendum and the Agreement and such services will be deemed Additional Services under the Agreement for all purposes. AURUM agrees to make extract files available to Customer at the earliest feasible time. Notwithstanding the foregoing, Customer acknowledges that availability of the latest extract file is subject to unforeseen delays due to high processing volumes or production problems, and agrees that AURUM shall not be liable to Customer for such delays.

2. Payments to AURUM. In consideration for the provision by AURUM of the Additional Services set forth above, Customer will pay AURUM the amounts set forth in Exhibit A attached hereto. Charges for such services will be due and payable in accordance with the terms of the Agreement and of this Addendum as follows: (i) Installation or set-up charges will be invoiced in conjunction with signing of this Addendum; (ii) Monthly charges will commence upon completion of the installation, but no later than 120 days from commencement of the installation project (unless delays to installation completion are attributable solely to Aurum). Customer may expand the Additional Services provided hereunder, such as adding additional users or licenses, upon request. Such expanded Additional Services shall be subject to the pricing current as of the date of such request.

3. Customer Responsibilities. Customer will (i) provide all hardware/software necessary to meet ITI minimum requirements for Prime workstations and for host connectivity, (ii) identify Customer personnel to be trained for Prime who are thoroughly familiar with Microsoft Windows features and the ITI applications; (iii) license Impromptu Administrator software; (iv) assist with all security specifications necessary for the implementation and testing of Prime; and (v) within sixty (60) days of completion of the installation, convert existing Selective Management Access Reports (SMART) to Prime and discontinue use of SMART scheduled for the same extract frequency as Prime.

4. Confirmation of Agreement. Except as amended by this Addendum, the Agreement will be and remain in full force and effect in accordance with its terms.

5. Execution of Addendum. Four (4) original copies of this Addendum will be executed and submitted to AURUM by Customer. This Addendum will become effective as of the date set forth below when AURUM executes this Addendum. AURUM will return one of the executed copies to Customer.

Community Bank of Nevada
Date: 11/01/02

AURUM TECHNOLOGY INC                             COMMUNITY BANK OF NEVADA

By: /s/ Gary Farnam                              By: /s/ Cathy Robinson
    -------------------                              --------------------------
Printed                                          Printed
Name: Gary Farnam                                Name: Cathy Robinson

Title: Senior Vice President, Premier Division   Title: Executive Vice President

Date: 11-21-02                                   Date: 11/14/02

Community Bank of Nevada
Date: 11/01/02

                                    EXHIBIT A
                              PRIME SERVICE BUREAU
                                SERVICE CHARGES

The monthly service fee for Prime is based on the maximum number of Account Records maintained on the System during each month. Monthly service fees will not be prorated for a partial month An "Account Record" is defined as an end-customer account type including without limitation, any open or closed DDA/Checking account, DDL account, Savings account, Certificate of Deposit account or Loan account, that are maintained on the System during the applicable month. For purposes of this Additional Service, the Standard Frequency is designated as: a Weekly extract after the Friday update and available on Monday morning, and a Month End extract completed the first weekend following month end and available on the following Monday morning. A Premium, Frequency designates a Prime extract at any other time.

One Time Charges

      Prime Set Up Fees and Installation/Training Charge -Invoiced in conjunction with signing of the Addendum (Includes host module & standard extract templates, 1 Administrator Workstation and up to 2 User Workstations, 1 day of Training)

     Server Access Set Up Fee                 $ 2,500
     Prime Report Writing Training (1 day)    $ + related travel expenses
     Additional Training                      $   960 per day
     Additional Workstations                  $   100 each
     Additional Templates                     $    50 each

Impromptu Administrator License*

     Administrator & Advance Maintenance      $ 1,194
     Sequel User - required per User          $ obtain quote

Impromptu User License*

     User & Advance Maintenance               $   954
     Sequel User-required per User            $ obtain quote

Monthly Prime Server Charge - Based on Account Volume

  0  -   15,000                               $   300
  0  -   Request Quote

* indicates charges that will be billed to you by ITI

Amend#9 PrimeSB

                                    EXHIBIT A
                              PRIME SERVICE BUREAU
                                SERVICE CHARGES

Monthly STANDARD Extract Charge: Weekly (after Friday's update) - Month End (not next day delivery)

                                          Weekly         Month End
                                          ------         ---------
     0        -         15,000            included       included
     over 15,000        Request Quote

Monthly Database Retention - in addition to current version

     Daily Extracts                                       $   10
     Monthly                                              $25.00

Additional Application Extracts

     Per Application - Per Month                          $50.00

Amend#9 PrimeSB

                                    EXHIBIT B
                                  PRIME EXTRACT

STANDARD DAILY PRIME FILES
6 APPLICATIONS - 25 FILES

Central Information System
      CIS Master File
      CIS Addenda File
      Flex Data

Demand Deposit Account
      DDA Master File
      DDA Transaction Overflow
      DDA Loan Master File
      DDA Addenda File
      DDA Tran Description File
      DDA Analysis History File

Financial Management System
      FMS Account Master File
      FMS Transaction File
      FMS Transaction Description File

Savings Accounting System
      SAV Master File
      SAV Transaction Overflow
      SAV Addenda File
      SAV Tran Description File

Certificate of Deposit System
      COD Master File
      COD Transaction Overflow
      COD Addenda File
      COD Tran Description File

Loan Accounting System
      LAS Line Master File
      LAS Note Master File
      LAS Addenda File
      LAS Note Transaction File
      Student Loan Master File

Amend#9 PrimeSB

                                   EXHIBIT B
                                 PRIME EXTRACT

STANDARD WEEKLY PRIME FILES
10 APPLICATIONS - 37 FILES

Central Information System                    Bill Payment Module
      CIS Master File                             BPM Master File
      CIS Addenda File                            BPM Transaction File
      Flex Data                                   BPM Checkfree Customer File

Demand Deposit Account                        Accounts Payable System
      DDA Master File                             APS Invoice Master File
      DDA Transaction Overflow                    APS Vendor File
      DDA Loan Master File                        APS Invoice Expense File
      DDA Addenda File                            APS History File
      DDA Tran Description File
      DDA Analysis History File               Check Reconciliation System
                                                       CRS Client Master File
Financial Management System                       CRS Check Master File
      FMS Account Master File
      FMS Transaction File                    Retirement Reporting Module
      FMS Transaction Description File            RRM Customer File
                                                  RRM Plan File
Savings Accounting System                         RRM Account File
      SAV Master File
      SAV Transaction Overflow
      SAV Addenda File
      SAV Tran Description File

Certificate of Deposit System
      COD Master File
      COD Transaction Overflow
      COD Addenda File
      COD Tran Description File

Loan Accounting System
      LAS Line Master File
      LAS Note Master File
      LAS Addenda File
      LAS Note Transaction File
      Student Loan Master File

Amend#9 PrimeSB

                                   EXHIBIT B
                                 PRIME EXTRACT

MONTH END PRIME FILES
20 APPLICATIONS - 56 FILES

Central Information System               On-Line Loan Collection
      CIS Master File                         OLC Collector File
      CIS Addenda File                        OLC Master File
      Flex Data                               OLC Transaction Addenda File
                                              OLC Description Addenda File
Demand Deposit Account
      DDA Master File                    Bill Payment Module
      DDA Transaction Overflow                BPM Master File
      DDA Loan Master File                    BPM Transaction File
      DDA Addenda File                        BPM Checkfree Customer File
      DDA Tran Description File
      DDA Analysis History File          Financial Management System
                                              FMS Account Master File
Savings Accounting System                     FMS Transaction File
      SAV Master File                         FMS Transaction Description File
      SAV Transaction Overflow
      SAV Addenda File                    Accounts Payable System
      SAV Tran Description File               APS Invoice Master File
                                              APS Vendor File
Certificate of Deposit System                 APS Invoice Expense File
      COD Master File                         APS History File
      COD Transaction Overflow
      COD Addenda File                    Bond Accounting System
      COD Tran Description File               BAS Account Master File
                                              BAS Source File
Loan Accounting System                        BAS Transaction File
      LAS Line Master File
      LAS Note Master File                Check Reconciliation System
      LAS Addenda File                        CRS Client Master File
      LAS Note Transaction File               CRS Check Master File
      Student Loan Master File
                                          Connect3 Electronic Banking
Debit Card Module                             Connect3 Transaction History File
      Debit Card Master File                  Connect3 Caller Record

Safe Deposit Box System                   Fixed Asset System
      SDB Master File                         FAS Master File

Retirement Reporting Module               Stockholder Accounting System
      RRM Customer File                       SHS Master File
      RRM Plan File                           SHS Certificate Overflow File
      RRM Account File                        SHS Plan Overflow File

ATM Processing System                     Teller Terminal Processing System
      ATM Customer Summary File               TTM History File
      ATM Transaction Summary File
                                          Stop Payments
Item Entry System

Amend#9 PrimeSB

                              AURUM TECHNOLOGY INC.
                            COMPLIANCE ADDENDUM (#10)

THIS COMPLIANCE ADDENDUM by and between Aurum Technology Inc., a Delaware corporation with its principal place of business located in Plano, Texas ("Aurum"), and Customer, as identified below, (each of Aurum and Customer, a "party," and collectively, the "parties") is made as of the later of the dates on which the parties sign below and is intended by the parties to be an amendment to each and every agreement between the parties relating to Aurum's providing Customer information technology services.

DATA OWNERSHIP & PRIVACY

1. All information of Customer (including that of its customers) provided to Aurum by Customer and contained in Aurum's data files, is the exclusive property of Customer, and Aurum is only the custodian of that information. Except as may be otherwise provided in an agreement (regardless of whether it is called a schedule, addendum, contract, agreement or otherwise), both Aurum and Customer (and, as to both parties, their employees, agents and independent contractors) will receive and hold all information communicated to one by the other or the other's affiliates, whether before or after the date of an agreement, in strict confidence, will use such information only for purposes of an agreement and will not disclose such information without the prior written consent of the other party. Each party will take all commercially reasonable precautions to prevent the disclosure to outside parties of such information including, but not limited to, the terms of an agreement, except as required by legal, accounting or regulatory requirements (including requirements of a Federal or state regulatory authority with jurisdiction over Customer or Customer's business). If a party is required to disclose any information of the other party in accordance with any such legal, accounting or regulatory requirements, then such party will, unless otherwise prohibited by law, promptly notify the other party of such requirement and will cooperate with such other party (at their expense) in their efforts, if any, to avoid or limit such disclosure (including, without limitation, obtaining an injunction or an appropriate redaction of the information in question). The provisions of this section will survive the expiration or termination of any or all agreement(s).

2. Promptly after the termination or expiration of the term applicable to an agreement and the payment to Aurum of all fees and charges due under such agreement, Aurum will, at Customer's request and expense, return to Customer all of Customer's information with respect to such terminated or expired agreement in Aurum's then standard machine-readable format and media. The provisions of this section will survive the expiration or termination of any or all agreement(s).

3. Aurum will use commercially reasonable efforts to (a) ensure the security and confidentiality of Customer information (including that of its customers),
(b) protect against any anticipated threats or hazards to the security or integrity of such information and (c) protect against unauthorized access to or use of such information that could result in substantial harm or inconvenience to any Customer. Aurum will employ and maintain controlled access to systems in its data centers and other facilities where such information is located.

4. Customer will inform Aurum prior to creating any connection to the Internet or to any third-party computer network if such connection is made from any point on Customer's computer network that is connected to Aurum's network. Customer will, prior to making such a connection, first obtain (and Aurum will, at Customer's request, provide a copy of) the firewall and Internet security policy of Aurum and will abide by the rules contained in it as the same may be amended from time to time to keep current with technology. Customer will be solely responsible for complying with the most current requirements of such policy.

BUSINESS CONTINUITY

5. Aurum will maintain for its own protection, with carriers that it deems in its sole discretion appropriate and in amounts that it determines in its sole discretion to be adequate, errors and omissions and employee dishonesty coverage for its personnel and insurance coverage for loss from fire, disaster or other causes contributing to interruption of normal services, reconstruction of data file media and related processing costs, additional expenses incurred to continue operations and business interruption to reimburse Aurum for losses resulting from suspension of services due to physical loss of equipment.

6. Each party will develop, maintain and, as necessary in the event of business interruption, execute a business resumption plan and will provide to the other party, its auditors and regulators access to the plan and to plan test results as such other party may reasonably request from time to time, including such information that may be reasonably required to ensure that the plans are compatible. Aurum will not provide access to information of other Aurum customers.

7. Each party will be responsible for training its own personnel as required in connection with all applicable contingency planning activities.

8. Each party's contingency planning activities will comply with such of the following regulatory policies as may be applicable to Customer's business, as the same may be amended or replaced from time to time: (a) Federal Deposit Insurance Corporation, Financial Institution Letter FIL-68-97, dated July 14, 1997; (b) Federal Reserve System Supervision and Regulation, Number SR 97-15, dated May 2, 1997; (c) Office of the Comptroller of the Currency, OCC 97-23, dated May 16, 1997; (d) Office of Thrift Supervision, CEO Ltr 72, dated July 23, 1997; and (e) National Credit Union Administration, Letter to Credit Unions No. 97-CU-3, dated April 7, 1997. If compliance with any amendments or replacements of these policies would significantly increase Aurum's cost of providing products or services, Aurum will be entitled to increase the fees and charges under an agreement by an amount that reflects a pro rata allocation of Aurum's increased cost among the Aurum customers affected by the change.

EXAMINATIONS & AUDITS

9. Aurum will provide auditors and inspectors that Customer designates in writing with reasonable access to its facilities during business hours for the limited purpose of performing audits or inspections of Customer's business. Aurum will provide the assistance to such auditors and inspectors as Aurum deems reasonable. Customer will bear all expenses associated with such audit or inspection and will also compensate Aurum for any services provided in connection with the audit or inspection. Customer will insure that any audit or inspection requested by Customer will be conducted without undue disruption to Aurum's business or operations. Aurum will not (a) provide access to information of other Aurum customers or (b) permit access to its facilities during such times as Aurum deems that such access would be likely to create undue disruption to its operations.

10. Each year during the term of an agreement, Aurum will provide to Customer, at Customer's request and at no additional charge, one copy of Aurum's most recent audited financial statements.

11. Aurum will provide to Customer, at Customer's request and at Aurum's then standard charge, one copy of Aurum's most recent service auditor's report, performed pursuant to nationally recognized auditing standards for service organizations, applicable to the services provided by Aurum to Customer.

THE AUTHORIZED OFFICER OR REPRESENTATIVE OF EACH PARTY has signed this COMPLIANCE ADDENDUM as a legally binding obligation of such party.

COMMUNITY BANK OF NEVADA                             AURUM TECHNOLOGY INC.
("CUSTOMER")

By: /s/ Cathy Robinson                        By: /s/ Gary L. Farnam
    ------------------                            ----------------------
Name: Cathy Robinson                          Name: Gary L. Farnam

Title: EVP/CFO                                Title: SVP

Date: 1/3/03                                  Date: 12-5-02

                             ADDENDUM NUMBER ELEVEN
                              ADDITIONAL SERVICES
                            COMMUNITY BANK OF NEVADA

THIS ADDENDUM ("Addendum") to the Agreement for Information Technology Services ("Agreement") between Aurum Technology Inc.("AURUM") and Community Bank of Nevada ("Customer"), dated as of September 10, 1996, as amended or modified, is between Customer and AURUM. Capitalized terms used in this Addendum will be as defined in the Agreement unless otherwise defined in this Addendum.

WHEREAS, Customer desires that AURUM provide certain Additional Services to Customer as set forth in this Addendum;

WHEREAS, AURUM is willing to provide such Additional Services to Customer;

NOW, THEREFORE, AURUM and Customer hereby agree to amend the Agreement to provide for such Additional Services as follows:

1.    Additional Service.

      (a) In connection with AURUM'S provision of the Additional Service to Customer, AURUM will install at the AURUM Data Center the ITI Delinquent Child Support for All accounts module ("DCSA") for AURUM's use in generating the Quarterly All Accounts File (as defined in subsection (b) below).

      (b) As directed by Customer, AURUM will provide to (i) Customer, (ii) Customer's designated third party provider or (iii) the applicable government agency (the "Reporting Agency"), a quarterly file of all open Accounts Records (the "Quarterly All Accounts File") for purposes of participating in the Child Support Performance and Incentive Act of 1998 and/or the Personal Responsibility and Work Opportunity Reconciliation Act of 1996, as applicable (collectively, the "Financial Institution Data Match Program").

      (c) The Quarterly All Accounts File will contain such information about Customer account holders as specified by the Financial Institution Data Match Program.

      (d) For purposes of this Addendum, an "Account Record" is defined as an end-customer account type (including without limitation, any open or closed DDA/checking account, savings account, certificate of deposit account, loan account or Investor loan) plus general ledger accounts, that are maintained on the AURUM Systems during the applicable month.

      (e) AURUM will provide such Additional Service in accordance with this Addendum and the Agreement and such service will be deemed an Additional Service under the Agreement for all purposes. The term of this Addendum shall be co-terminous with the Agreement

2. Payments to AURUM. In consideration for the provision by AURUM of the Additional Service set forth above, Customer will pay AURUM the amounts set forth in Exhibit A attached hereto. Charges for such services will be due and payable in accordance with the terms of the Agreement.

DCS All                                                        February 28, 2001

3. Customer Responsibilities. Customer will (i) notify their respective Reporting Agency that AURUM will be the transmitter of the Quarterly All Accounts File, if applicable, and (ii) assist with establishing the ITI DCSA module specifications as required by the Financial Institution Data Match Program.

4. Privacy Laws. The parties acknowledge and agree that Customer will be and remain the controller of information relating to Customer or its customers ("Customer Data") for purposes of all applicable laws relating to data privacy, transborder data flow and data protection (collectively, the "Privacy Laws"), and nothing in the Agreement or this Addendum will restrict or limit in any way Customer's rights or obligations as owner and/or controller of the Customer Data for such purposes. Customer will indemnify, defend, and hold harmless AURUM from any and all actions, damages, liabilities, costs, and expenses, including without limitation reasonable attorney's fees and expenses, arising out of any claim, action or cause of action made by any third party against AURUM relating to or arising out of this Addendum or the Additional Service, except to the extent such claim arose as a result of AURUM's gross negligence or willful misconduct.

5. Confirmation of Agreement. Except as amended by this Addendum, the Agreement will be and remain in full force and effect in accordance with its terms.

6. Execution of Addendum. Four (4) original copies of this Addendum will be executed and submitted to AURUM by Customer. This Addendum will become effective as of the date set forth below when AURUM executes this Addendum. AURUM will return one of the executed copies to Customer.

IN WITNESS WHEREOF, the parties have executed this Addendum as of May 7, 2001.

AURUM TECHNOLOGY INC.                              COMMUNITY BANK OF NEVADA

By: _________________________________              By: /s/ Cathy Robinson
                                                      ---------------------

Printed                                            Printed
Name:________________________________              Name: Cathy Robinson

Title:_______________________________              Title: C.F.O.

Date:________________________________              Date: 5/7/01

DCS All                                                        February 28, 2001

                                    EXHIBIT A
                        FINANCIAL INFORMATION DATA MATCH
                      SERVICE CHARGES - ALL ACCOUNTS FILE

The monthly service fees for the Additional Service are based on the number of Account Records maintained on the AURUM Systems at the end of each month.

Description

One Time Installation of the ITI Module         Service Fee
---------------------------------------         -----------
Installation/Testing                              $750.00

Monthly

Number of Account Records
1 - 15,000                                        $ 92.00
1 - 36,000                                        $131.00
1 - 48,000                                        $164.00
1 - 64,000                                        $208.00
1 - 88,000                                        $267.00

Quote available for accounts over maximum listed

                                                              February 28, 2001

                             ADDENDUM NUMBER TWELVE
                              AURUM TECHNOLOGY INC.
                      ADDENDUM TO COMMUNITY BANK OF NEVADA
                        FOR ADDITIONAL SERVICES - eVision

THIS ADDENDUM (this "Addendum") by and between Aurum Technology Inc., a Delaware corporation with its principal place of business located in Plano, Texas ("Aurum"), and Customer, as identified below, (each of Aurum and Customer, a "party," and collectively, the "parties") is effective as of the date specified below , and is intended by the parties to be an amendment to the agreement between the parties relating to Aurum's providing Customer item processing services (the "Agreement") for Information Technology Services dated November 11, 2001.

Unless otherwise specifically provided for herein, all other terms and conditions of the Agreement remain in force and effect and are applicable to this Addendum.

WHEREAS, Customer desires that AURUM provide certain Additional Services to Customer as set forth in this Amendment and AURUM is willing to provide such Additional Services to Customer;

NOW, THEREFORE, AURUM and Customer hereby agree to amend the Agreement as follows:

1.    Additional Services

            Intranet Image Archive Access

            Aurum will grant the ability for Customer to use the applicable computer Intranet software (thin client) to retrieve Item Images by utilizing Customer's LAN equipment and telecommunications circuitry to access the Item Image archive located at the Aurum Transaction Center. Aurum will authorize access to Item Images for up to twenty-five (25) user workstations and allow the Customer permission to define user administration.

2. Payments to AURUM. In consideration for the provision by AURUM of the Additional Service set forth above, Customer will pay AURUM the amounts set forth below. Charges for such services will be due and payable in accordance with the terms of the Agreement.

             ADDITIONAL SERVICE               UNIT COST        UNIT MEASURE
             ------------------               ---------        ------------
MONTHLY
Intranet Image Archive Access                   65.00       Per Month
                                                            (not to exceed 25
                                                            workstations) waived
                                                            until 3/1/2005
ONE-TIME
Migration to Intranet Image Archive Access      waived      Per Customer

      There is a one-time charge of $900 that will be waived for the migration to Intranet Image Archive Access application.

      The one-time charge does not include supplies, forms, telecommunications network design, telecommunications line installation and testing, data communications equipment at Customer and Aurum Data Center locations, or travel-related expenses. Additionally, the one-time charge does not include Image Archive jukebox hardware, jukebox server hardware or jukebox software which will be required at Customer's site and which will be paid for by the Customer. The one time fee is payable on the Effective Date.

3. Except as expressly amended by this Addendum, the Agreement is ratified, confirmed and remains unchanged in all respects and will be and remain in full force and effect in accordance with its terms. Capitalized terms used in this Addendum will be as defined in the Agreement unless otherwise expressly defined in this Addendum.

4. This Addendum supersedes and replaces any prior agreement (written or oral) as to its subject matter. If there is any conflict between the terms and conditions of this Addendum and the terms and conditions of the Agreement or any prior addendum to this Agreement, the terms and conditions of this Addendum shall prevail.

5. Two (2) original copies of this Addendum will be executed and submitted to Aurum by Customer. This Addendum will become effective when Aurum executes this Addendum and, returns one of the executed copies to Customer.

IN WITNESS WHEREOF, the parties have executed this Addendum as of the date set forth above.

AURUM TECHNOLOGY INC                          COMMUNITY BANK OF NEVADA
                                              ("CUSTOMER")

By: /s/ John Heus                             By: /s/ Cathy Robinson
    -------------------                           ----------------------

Name: John Heus                               Name: Cathy Robinson

Title: President, Payment Services            Title: Executive Vice President

Date: 03/22/04                                Date: 2/3/04

                            ADDENDUM NUMBER THIRTEEN
                   ADDITIONAL SERVICES - DIRECTOR (IN HOUSE)

This ADDENDUM ("Addendum") to the Agreement for Information Technology Services ("Agreement" between Aurum Technology Inc. ("AURUM") and Community Bank of Nevada ("Customer"), dated as of November 15, 2001, as amended or modified, is effective from the date it is executed by AURUM and shall remain in effect for the term of the Agreement. Capitalized terms used in this Addendum will be as defined in the Agreement unless otherwise defined in this Addendum.

WHEREAS, Customer desires that AURUM provide certain Additional Services to Customer as set forth in this Addendum;

WHEREAS, AURUM is willing to provide such Additional Services to Customer;

NOW, THEREFORE, AURUM and Customer hereby agree to amend the Agreement to provide for such Additional Services as follows:

1. Additional Services. In connection with AURUM's provision of the Additional Service to Customer AURUM will: install at the AURUM Data Center the Information Technology, Inc, (ITI) Premier Director Report Archive ("Director COLD") including all related programs and reports and file transfer software. AURUM will provide such Additional Services in accordance with this Addendum and the Agreement and such services will be deemed Additional Services under the Agreement for all purposes.

2. Payments to AURUM. In consideration for the provision by AURUM of the Additional Services set forth above, Customer will pay AURUM the amounts set forth in Exhibit A attached hereto. Charges for such services will be due and payable in accordance with the terms of this Addendum and the Agreement. Customer may expand the Additional Services provided hereunder, such as adding additional users or licenses, upon request. Such expanded Additional Services shall be subject to the pricing current as of the date of such request.

3. Customer Responsibilities. Customer will be responsible for: (i) contracting with ITI for purchase, configuration and installation of required Premier Director server hardware and software, (ii) support of all Premier Director server software and hardware and User software;
      (iii); providing all necessary hardware required by Aurum for the delivery of reports; (iv) assisting Aurum with the installation of the file transfer software; (v) upgrading all Premier Director server and User software as scheduled and instructed by Aurum; and, (vi) assisting with all security specifications necessary for the implementation and testing of Director COLD.

4. Confirmation of Agreement. Except as amended by this Addendum, the Agreement will be and remain in full force and effect in accordance with its terms.

5. Execution of Addendum. Four (4) original copies of this Addendum will be executed and submitted to AURUM by Customer. This Addendum will become effective as of the date set forth below when AURUM executes this Addendum. AURUM will return one of the executed copies to Customer.

AURUM TECHNOLOGY INC                          COMMUNITY BANK OF NEVADA

By: /s/ Mike Hill                             By: /s/ Cathy Robinson
    --------------------                          ---------------------
Printed                                       Printed
Name: Mike Hill                               Name: Cathy Robinson

Title: SVP                                    Title: Executive Vice President

Date: 11/29/03                                Date: 11/29/03

Community Bank of Nevada
Date: 01/09/2004

                                    EXHIBIT A
                              PREMIER DIRECTOR COLD
                                SERVICE CHARGES

The monthly service fees for the Director COLD are based on the number of Account Records maintained on the System during each month. Monthly service fees will not be prorated for a partial month. An "Account Record" is defined as an end-customer account type including without limitation, any open or closed DDA/Checking account, Savings account, Certificate of Deposit account or Loan account, that are maintained on the System during the applicable month.

One Time Charges (Invoiced in conjunction with signing of the Addendum)

      Set Up and Installation Charge               $3,250

Monthly Charges - Based on Account Volume - begins with completion of the installation

Base Fee
--------
0 - 15,000                                  $  360
0 - 24,000                                  $  575
0 - 36,000                                  Request Quote

Deliver Fee                                 $  250

Community Bank of Nevada
Date: 01/09/2004

                                                                     Page 2 of 2